UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A
              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[X]  Preliminary Proxy Statement.
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     14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Rule 14a-12.

                            ONEOK PARTNERS, L.P.
--------------------------------------------------------------------------------
       (Name of Registrant as Specified In Its Partnership Agreement)
                         ONEOK PARTNERS GP, L.L.C.
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                           .
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


                        [ONEOK PARTNERS, L.P. LOGO]

                                                                     , 2007
                                                       --------------

To ONEOK Partners' Common Unitholders:

     You are cordially invited to attend a special meeting of the Common Unitholders of ONEOK Partners, L.P. ("ONEOK Partners") to be held at ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298 on [___] 2007, at [___] a.m. local time. The Board of Directors of ONEOK Partners GP, L.L.C., the General Partner of ONEOK Partners, has called the special meeting. At this important meeting, you will be asked to consider and vote upon the following matters:

     1. A proposal to approve a change in the terms of the Class B Units of ONEOK Partners, L.P. to provide for the conversion of all outstanding Class B Units into the same number of Common Units of ONEOK Partners, L.P. and the issuance of additional Common Units in such amount upon such conversion (the "Conversion Proposal");

     2. A proposal to amend the existing Partnership Agreement of ONEOK Partners, L.P., in the manner specifically set forth in Amendment No. 1 to the Partnership Agreement (which is annexed to the accompanying proxy statement as Annex A), to (a) permit the General Partner and its affiliates to vote the limited partnership interests held by them in connection with any future proposal to remove the General Partner and (b) to provide for the payment of fair market value to the General Partner for the general partner interest of the General Partner in all cases where the General Partner is removed (the "Amendment Proposal"); and

     3. A proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

     Upon approval of the Conversion Proposal and the Amendment Proposal, all 36,494,126 outstanding Class B Units will automatically convert into 36,494,126 Common Units. If the Conversion Proposal is approved but the Amendment Proposal is not approved, all 36,494,126 outstanding Class B Units will become convertible into 36,494,126 Common Units at the option of the holders of such Class B Units.

     Under the current terms of the Class B Units, failure to approve the Conversion Proposal and the Amendment Proposal will result in increased distributions, effective as of April 7, 2007, to the holders of the Class B Units of [110]% of the distributions due to Common Unitholders (and in certain circumstances, [123.5]% of distributions), reducing the amount of funds available for distribution to holders of Common Units, as described further in the accompanying proxy statement [TO BE UPDATED PENDING OUTCOME OF COURT ACTION].

     The Partnership Policy Committee of ONEOK Partners (which was the governing body of ONEOK Partners at the time of the Business Combination (as defined and discussed below)) authorized and approved the ONEOK Partners Transactions (as discussed and defined below). This authorization and approval was based on the recommendation of the Audit Committee (whose members were independent of ONEOK, Inc. and its affiliates) that the ONEOK Partners Transactions were fair and reasonable to the Partnership. The Audit Committee came to its decision after extensive review and consideration of the ONEOK Partners Transactions. The Audit Committee
reviewed the Business Combination documents, received legal advice (including the undertaking by such counsel of independent due diligence investigations regarding the ONEOK Partners Transactions) and financial advice (including an opinion from Lehman Brothers as to the fairness of the net consideration involved in the ONEOK Partners Transactions from a financial point of view, which opinion is annexed to the accompanying proxy statement as Annex B) and actively negotiated the terms of the ONEOK Partners Transactions, including the value of the assets received by ONEOK Partners, the cash to be paid to ONEOK, Inc., the agreements with ONEOK, Inc. and affiliates of TransCanada Corporation and the terms of the Class B Units. The Partnership Policy Committee authorized ONEOK Partners to solicit the consent of its Common Unitholders to the Conversion Proposal and the Amendment Proposal as contemplated by the terms of the Business Combination.

     Accordingly, the Board of Directors of ONEOK Partners GP, L.L.C. (the General Partner of ONEOK Partners), which is the current governing body of ONEOK Partners, recommends that you approve these proposals.

     ONEOK Partners is submitting these proposals as a result of a series of transactions (which is referred to in its entirety as the "Business Combination" - the transactions referred to in clauses (a) and (c) below are referred to as the "ONEOK Partners Transactions") which were completed on April 6, 2006. Pursuant to these transactions, (a) ONEOK, Inc. transferred approximately $3 billion of its gathering and processing, natural gas liquids and pipelines and storage businesses to ONEOK Partners in exchange for $1.35 billion in cash, before adjustments, and 36,494,126 Class B Units plus a corresponding aggregate equity contribution of $33 million by an affiliate of ONEOK, Inc. to maintain its 1% general partner interest in ONEOK Partners and its 1.0101% interest in ONEOK Partners Intermediate Limited Partnership, a subsidiary of ONEOK Partners, (b) an affiliate of ONEOK, Inc. acquired 17.5% of the general partner interest in ONEOK Partners, increasing ONEOK, Inc.'s ownership of the general partner interests in ONEOK Partners to 100%, for $40 million, (c) ONEOK Partners Intermediate Limited Partnership sold a 20% interest in Northern Border Pipeline Company to an affiliate of TransCanada Corporation for approximately $297 million and TransCanada Corporation paid ONEOK Partners $10 million for expenses associated with the transfer of operating responsibility of Northern Borders Pipeline Company to them and (d) ONEOK Partners obtained a 364-day bridge financing of $1.1 billion (which was repaid in September 2006 using proceeds from the issuance of senior notes, resulting in the bridge facility being terminated in accordance with its terms) and renegotiated its revolving credit facility, expanding the facility to $750 million for a new five year term. The 36,494,126 Class B Units issued to ONEOK, Inc., combined with the Common Units held by ONEOK, Inc. and its affiliates, including the general partner interest, represent a 45.7% limited partnership interest in ONEOK Partners.

     ONEOK Partners chose to issue Class B Units rather than Common Units and to seek the approval to the amendment of the Partnership Agreement following the consummation of the Business Combination because each of the issuance of Common Units in the Business Combination and the Amendment Proposal would have required a vote of the holders of Common Units. ONEOK Partners determined that the issuance of Class B Units in the Business
Combination did not require approval by the Common Unitholders. The submission to a vote of Common Unitholders of the conversion of the Class B Units to Common Units and the amendments to the Partnership Agreement described in the Amendment Proposal were an integral part of the Business Combination. ONEOK, Inc. agreed to take Class B Units in lieu of Common Units and to consummate the Business Combination without the amendments to the Partnership Agreement having taken effect, provided that ONEOK Partners asked its Common Unitholders to approve the conversion of the Class B Units into Common Units and to approve the Amendment Proposal as soon as practicable and in any event within 12 months of the closing of the Business Combination. Since the increased distribution rights of the Class B Units begin only after this 12-month period, this structure enabled the Common Unitholders to avoid entirely the consequences of increased distribution rights associated with the Class B Units if they voted in favor of the Conversion Proposal and Amendment Proposal during the 12-month period. As a result of this structure, if the Conversion Proposal and Amendment Proposal are approved prior to April 7, 2007, there will have been no adverse economic impact on the Common Unitholders compared to what would have occurred if Common Units, instead of Class B Units, were issued at the closing of the Business Combination on April 6, 2006.

     The delayed completion that would have been caused by seeking these consents prior to the consummation of the Business Combination would have been to the possible detriment of ONEOK Partners because, during the delay, ONEOK Partners may not have been able to deliver to the Common Unitholders all of the benefits of the Business Combination which have so far accrued to the Common Unitholders of ONEOK Partners. Closing when ONEOK Partners did enabled it to derive significant benefit from the combined operations, as described further in this statement. Largely due to this successful combination, from the fiscal quarter in which the Business Combination was consummated, ONEOK Partners has increased its quarterly distribution three times, most recently to $0.97. The aggregate increase in the quarterly distribution since the date of the Business Combination of approximately 21% (i.e. from $0.80 per unit to $0.97 per unit) would likely have been delayed if the consummation of the Business Combination was delayed.

     ONEOK Partners is now asking you to approve the Conversion Proposal and the Amendment Proposal.

     YOUR VOTE IS IMPORTANT. Even if you plan to attend the special meeting, ONEOK Partners urges you to vote by telephone, via the internet or to mark, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid return envelope. You will retain the option to revoke it at any time before the vote, or to vote your Common Units personally if you attend the special meeting. For the Conversion Proposal to be approved, it must have the support of a majority of the Common Units voted at the special meeting, excluding Common Units held by ONEOK, Inc. and its affiliates (including the General Partner). For the Amendment Proposal to be approved, it must have the support of at least two-thirds of the outstanding units, excluding the Common Units and Class B Units held by ONEOK, Inc. and its affiliates (including the General Partner).

     I urge you to review carefully the accompanying proxy statement, which contains a detailed description of the proposals to be voted upon at the special meeting.

     If you have any questions or need assistance voting your units, please call D.F. King & Co., Inc., who is assisting ONEOK Partners, toll-free at 1-800-549-6746.

                                        Sincerely,


                                        John W. Gibson
                                        President and Chief Executive Officer
                                        ONEOK Partners GP, L.L.C.

     The accompanying proxy statement is dated [ ], 2007 and, together with the accompanying form of proxy, is first being mailed to Common Unitholders on or about [ ], 2007.

                            ONEOK PARTNERS, L.P.

                               --------------

              NOTICE OF SPECIAL MEETING OF COMMON UNITHOLDERS
                          TO BE HELD ON [ ], 2007


To the Common Unitholders of ONEOK Partners, L.P.:

     A special meeting of Common Unitholders of ONEOK Partners, L.P. will be held at ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298 on [ ] 2007, at [ ] a.m. local time for the following purposes:

     1. A proposal to approve a change in the terms of the Class B Units of ONEOK Partners, L.P. to provide for the conversion of all outstanding Class B Units into the same number of Common Units of ONEOK Partners, L.P. and the issuance of additional Common Units in such amount upon such conversion (the "Conversion Proposal");

     2. A proposal to amend the existing Partnership Agreement of ONEOK Partners, L.P., in the manner specifically set forth in Amendment No. 1 to the Partnership Agreement (which is annexed to the accompanying proxy statement as Annex A), to (a) permit the General Partner and its affiliates to vote the limited partnership interests held by them in connection with any future proposal to remove the General Partner and (b) to provide for the payment of fair market value to the General Partner for the general partner interest of the General Partner in all cases where the General Partner is removed (the "Amendment Proposal"); and

     3. A proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

     Only holders of record of units at the close of business on [ ], 2007 are entitled to notice of, and to vote at, the special meeting and any adjournments thereof. A list of Common Unitholders entitled to vote on each of the proposals is on file at the principal offices of ONEOK Partners, L.P., ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298, and will be available for inspection by any Common Unitholder during the meeting. All of Class B Units of ONEOK Partners, L.P. are held by ONEOK, Inc.

     YOUR VOTE IS IMPORTANT. If you cannot attend the special meeting, you may vote by telephone, via the internet or by mailing the proxy card in the enclosed postage-prepaid envelope. Any Common Unitholder attending the meeting may vote in person, even though he or she already has returned a proxy card.

                                        By Order of the Board of Directors
                                        of ONEOK Partners GP, L.L.C., as
                                        General Partner of ONEOK Partners,
                                        L.P.


                                        John R. Barker
                                        Executive Vice President, General
                                        Counsel and Secretary
                                        ONEOK Partners GP, L.L.C.
Tulsa, Oklahoma
[ ], 2007

                             TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE CONVERSION PROPOSAL AND AMENDMENT PROPOSAL....1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS....................10

THE LIMITED PARTNERSHIP AND THE COMPANIES....................................12
   ONEOK Partners, L.P.......................................................12
   ONEOK, Inc................................................................12
   ONEOK Partners GP, L.L.C..................................................13
   ONEOK Partners Intermediate Limited Partnership...........................13
   ONEOK Partners' Governance Structure......................................13

THE BUSINESS COMBINATION.....................................................15
   Background of the Business Combination....................................15
   The Lehman Opinion........................................................16
   Considerations for the Business Combination...............................18
   Recent Developments - Litigation..........................................20

DESCRIPTION OF UNITS.........................................................22
   Units.....................................................................22
   Common Units..............................................................22
   Class B Units.............................................................22

THE CONVERSION AND AMENDMENT.................................................24
   Conversion................................................................24
   Distributions Generally...................................................24
   Present Distributions.....................................................24
   Quarterly Distribution if either the Conversion Proposal or the
   Amendment Proposal is not obtained........................................25
   Distribution if the conversion has not occurred and an Affiliate of
   ONEOK, Inc. is removed as General Partner of ONEOK Partners...............25
   Dissolution and Liquidation...............................................26
   Voting Rights.............................................................26
   Trading...................................................................26
   Amendment.................................................................26
   Removal of General Partner................................................27
   Calculation of Fair Market Value..........................................27

THE SPECIAL MEETING..........................................................29
   Date, Time and Place of the Special Meeting...............................29
   Matters to Be Considered at the Special Meeting...........................29
   Record Date for the Special Meeting.......................................29
   Holders Entitled to Vote..................................................30
   Quorum....................................................................30
   Votes Required for Approval...............................................30
   Expected Time for Completing the Conversion and Amendment.................31
   Proxies...................................................................31
   Solicitation of Proxies...................................................32
   Adjournment...............................................................32

UNITHOLDER PROPOSALS.........................................................33

DISSENTERS' RIGHTS...........................................................33

MARKET PRICES AND DISTRIBUTIONS..............................................34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............35

WHERE YOU CAN FIND MORE INFORMATION..........................................36

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................37

ANNEX A - AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ONEOK PARTNERS, L.P.
ANNEX B - OPINION OF LEHMAN BROTHERS
ANNEX C - CONSENT OF LEHMAN BROTHERS

                            ONEOK PARTNERS, L.P.

                              PROXY STATEMENT

                   SPECIAL MEETING OF COMMON UNITHOLDERS

                                 [ ], 2007

     This proxy statement contains information related to the special meeting of holders of Common Units ("Common Unitholders", and together with the holders of Class B Units of ONEOK Partners, the "Unitholders") of ONEOK Partners, L.P. ("ONEOK Partners") and any postponements or adjournments thereof. This proxy statement and the accompanying form of proxy is first being mailed to the Common Unitholders of ONEOK Partners on or about [ ], 2007 by ONEOK Partners GP, L.L.C., the address of which is ONEOK Plaza, 100
W. 5th Street, Tulsa, Oklahoma 74103-4298.

          QUESTIONS AND ANSWERS ABOUT THE CONVERSION PROPOSAL AND
                            AMENDMENT PROPOSAL

     The following questions and answers are provided for your convenience and briefly address some commonly asked questions about the Conversion Proposal and the Amendment Proposal (both, as defined below) and the special meeting of Common Unitholders. These questions and answers may not address all questions that may be important to you as a Common Unitholder. Please also consult the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement, and the documents referred to in this proxy statement.

     Q: WHO IS SOLICITING MY PROXY?

     A: ONEOK Partners GP, L.L.C. (the "General Partner") is sending you this proxy statement in connection with its solicitation of proxies for use at the special meeting of Common Unitholders. Certain directors, officers and employees of the General Partner, ONEOK Partners and D.F. King & Co., Inc. (a proxy solicitor) may also solicit proxies on ONEOK Partners' behalf by mail, phone, internet, fax or in person.

     Q: WHERE AND WHEN IS THE SPECIAL MEETING?

     A: The special meeting will take place at ONEOK Partners' corporate headquarters at ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298, on [ ], 2007, at [ ] a.m. local time.

     Q: WHAT AM I BEING ASKED TO VOTE ON?

     A: At the special meeting, ONEOK Partners' Common Unitholders will act upon the following three proposals:

     1. A proposal to approve a change in the terms of the Class B Units of ONEOK Partners, L.P. to provide for the conversion of all outstanding Class B Units into the same number of Common Units of ONEOK Partners, L.P. and the issuance of additional Common Units in such amount upon such conversion (the "Conversion Proposal");

     2. A proposal to amend the existing Partnership Agreement of ONEOK Partners, L.P., in the manner specifically set forth in Amendment No. 1 to the Partnership Agreement (which is annexed to this proxy statement as Annex A), to (a) permit the General Partner and its affiliates to vote the limited partnership interests held by them in connection with any future proposal to remove the General Partner and (b) to provide for the payment of fair market value to the General Partner for the general partner interest of the General Partner in all cases where the General Partner is removed (the "Amendment Proposal"); and

     3. A proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

     Upon approval of the Conversion Proposal and the Amendment Proposal, all 36,494,126 outstanding Class B Units will automatically convert into 36,494,126 Common Units. If the Conversion Proposal is approved but the Amendment Proposal is not approved, all 36,494,126 outstanding Class B Units will become convertible into 36,494,126 Common Units at the option of the holders of such Class B Units.

     Q: WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

     A: The Conversion Proposal requires the approval of a majority of the Common Units voted at the special meeting, provided that the total votes cast on the Conversion Proposal represent a majority of the Common Units entitled to vote, excluding Common Units controlled by ONEOK, Inc. and its Affiliates (including the General Partner). The term "Affiliate" means, with respect to any entity, any other entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the person in question. Under the New York Stock Exchange ("NYSE") listing rules and the Third Amended and Restated Agreement of Limited Partnership of ONEOK Partners, dated as of September 15, 2006 (the "Partnership Agreement"), the Class B Units are not eligible to vote in connection with the Conversion Proposal.

     The Amendment Proposal requires the approval of at least two-thirds of the Outstanding Units, excluding the Common Units and Class B Units held by ONEOK, Inc. and its Affiliates. The term "Outstanding Units" is defined in the Partnership Agreement to mean all units reflected as outstanding on the books and records of ONEOK Partners. However, if at any time any person or group (other than the General Partner and its Affiliates) owns beneficially 20% or more of all Common Units, such Common Units are not considered "Outstanding" and may not be voted on any matter.

     A properly executed proxy submitted without instructions how to vote will be voted (except to the extent that the authority to vote has been withheld) FOR the Conversion Proposal and FOR the Amendment Proposal. A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted.

     Abstention, or the failure to vote at all, on the Conversion Proposal will have no effect on the outcome of the Conversion Proposal provided the total votes cast on the Conversion Proposal represent a majority of the Common Units entitled to vote excluding Common Units controlled by ONEOK,
Inc. and its Affiliates (including the General Partner). However, abstention, or the failure to vote at all, will have the effect of a vote against the Amendment Proposal. Accordingly, ONEOK Partners encourages you to take part in the decision process by voting by telephone, via the internet, by mail or in person at the special meeting.

     Q: HOW WILL DISTRIBUTION RIGHTS BE AFFECTED BY THE VOTE TO APPROVE THE CONVERSION PROPOSAL AND THE AMENDMENT PROPOSAL?

     A: At present Class B Units are entitled to receive identical, but subordinated (as described in the next question), quarterly distributions and identical distributions upon liquidation or dissolution of ONEOK Partners as those received by Common Units.

     However, if either the Conversion Proposal or the Amendment Proposal is not approved by April 6, 2007, then effective April 7, 2007, holders of Class B Units will be entitled to receive, with respect to each Class B Unit, an increased amount equal to [110]% of the quarterly distribution payable on each Common Unit and [110]% of the distributions payable with respect to each Common Unit on liquidation or dissolution of ONEOK Partners.

     If the conversion of Class B Units has not occurred and the General Partner (or any other Affiliate of ONEOK, Inc.) is removed as the general partner of ONEOK Partners by the holders of Outstanding Units, holders of Class B Units will be entitled to receive, with respect to each Class B Unit, an increased quarterly distribution equal to [123.5]% of the quarterly distribution payable on each Common Unit and 125% of the distributions payable with respect to each Common Unit on liquidation or dissolution of ONEOK Partners.

     If, in any case, the conversion of all Class B Units has not occurred but the approval of the Conversion Proposal has been obtained, payment of quarterly distributions to holders of Class B Units will no longer be subordinated in any manner to distributions on each Common Unit. If approval of the Conversion Proposal has not been obtained, unless the New York Stock Exchange listing rules are changed to permit conversion of the Class B Units without a Common Unitholder vote, the payment of quarterly distributions to holders of Class B Units will continue to be subject to the subordination provisions described in the next question.

     Any increased distribution on the Class B Units will reduce the amount of cash available to be distributed to the Common Unitholders after the minimum quarterly distribution or any distributions upon liquidation and dissolution have been paid.

     If the Conversion Proposal and the Amendment Proposal are both approved, the holders of the Class B Units (the "Class B Unitholders") of ONEOK Partners (which is currently ONEOK, Inc.) will receive an equivalent number of Common Units to its current holding of Class B Units, and, as a Common Unitholder, the former Class B Unitholder will receive the same distribution rights as current Common Unitholders.

     Q: AT PRESENT, HOW DO CLASS B UNITS QUARTERLY DISTRIBUTION RIGHTS DIFFER FROM THOSE OF COMMON UNITS?

     A: At present, Class B Units are subordinated to Common Units with respect to the payment of the minimum quarterly distributions (including any arrearages with respect to minimum quarterly distributions accrued from prior periods). Specifically, this means that quarterly distributions are paid as follows:

     1. 98% to the limited partners holding Common Units and 2% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the minimum quarterly distribution (which is $0.55 per unit, subject to adjustment in accordance with the Partnership Agreement); then

     2. 98% to the limited partners holding Common Units and 2% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the Cumulative Common Unit Arrearage (as defined in the Partnership Agreement), if any, existing with respect to such quarter; then

     3. 98% to the limited partners holding Class B Units and 2% to the General Partner, until there has been distributed in respect of each Class B Unit outstanding as of the last day of such quarter an amount equal to the minimum quarterly distribution; then

     4. 98% to the limited partners holding Class B Units and 2% to the General Partner, until there has been distributed in respect of each Class B Unit outstanding as of the last day of such quarter an amount equal to the Cumulative Class B Unit Arrearage (as defined in the Partnership Agreement), if any, existing with respect to such quarter; then

     5. 98% to all Unitholders, including holders of both Common Units and Class B Units, pro rata, and 2% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the excess of the First Target Distribution (as defined in the Partnership Agreement), over the minimum quarterly distribution; then

     6. 85% to all Unitholders, including holders of both Common Units and Class B Units, pro rata, and 15% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the excess of the Second Target Distribution (as defined in the Partnership Agreement) over the First Target Distribution; then

     7. 75% to all Unitholders, including holders of both Common Units and Class B Units, pro rata, and 25% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the excess of the Third Target Distribution (as defined in the Partnership Agreement) over the Second Target Distribution; and then

     8. Thereafter, 50% to all Unitholders, including holders of both Common Units and Class B Units, pro rata, in the proportion that the total number of Common Units held by each such limited partner bears to the total number of Common Units outstanding as of the last day of such quarter, and 50% to the General Partner.

     Q: AT PRESENT, HOW DO CLASS B UNITS VOTING RIGHTS DIFFER FROM COMMON UNITS? HOW WILL THIS BE AFFECTED BY THE VOTE?

     A: At present, Class B Units have no voting rights, including with respect to the Common Unitholder votes relating to the Conversion Proposal and the Amendment Proposal (although holders of Class B Units are entitled to vote as a separate class on any matters that adversely affect the rights or preferences of the Class B Units in relation to other classes of partnership interests or as required by law).

     However if, after April 6, 2007, either the Conversion Proposal or the Amendment Proposal is not approved, holders of Class B Units will receive voting rights identical to Common Units, other than unitholder votes relating to the authorization of the Conversion Proposal or the Amendment Proposal.

     If the Conversion Proposal and the Amendment Proposal are both approved, the Class B Units will be automatically converted into an equivalent number of Common Units, which will be identical, including with respect to voting rights, to all other Common Units.

     Q: AT PRESENT, HOW CAN THE GENERAL PARTNER BE REMOVED BY THE LIMITED PARTNERS?

     A: At present, a General Partner may be removed if such removal is approved by the Unitholders holding at least 66?% of the Outstanding Units (excluding units held by the General Partner or any of its Affiliates) voting as a single class.

     Q: HOW WILL THE GENERAL PARTNER BE ABLE TO BE REMOVED IF THE AMENDMENT PROPOSAL IS APPROVED?

     A: If the Amendment Proposal is approved, a General Partner may be removed by the Unitholders holding at least 66?% of the Outstanding Units (including units held by the General Partner and its Affiliates) voting as a single class.

     This amendment would standardize the Partnership Agreement in a manner consistent with many other master limited partnerships. Given the number of units presently owned by ONEOK, Inc. and its Affiliates (45.7% of the Outstanding Units) and so long as they own more than 33?% of the Outstanding Units, if the Amendment Proposal is approved, ONEOK, Inc. and its Affiliates would be able to prevent any removal of the General Partner.

     Q: WHAT CONSIDERATION IS CURRENTLY PAYABLE TO THE GENERAL PARTNER UPON ITS REMOVAL AS GENERAL PARTNER AND WHAT CONSIDERATION WILL BE PAYABLE TO THE GENERAL PARTNER UPON ITS REMOVAL AS A GENERAL PARTNER IF THE AMENDMENT PROPOSAL IS APPROVED?

     A: In the event of (i) the withdrawal of the General Partner under circumstances where such withdrawal does not violate the Partnership
Agreement or (ii) removal of the General Partner by the holders of outstanding units under circumstances where Cause (as defined in the Partnership Agreement) does not exist, the departing General Partner has the option, exercisable prior to the effective date of the departure of such departing General Partner, to require its successor to purchase its general partner interest in ONEOK Partners in exchange for an amount in cash equal to the fair market value (described below) of such interest, such amount to be determined and payable as of the effective date of its departure.

     If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates the Partnership Agreement, such successor will have the option, exercisable prior to the effective date of the departure of such departing General Partner to purchase the general partner interest of the departing General Partner for the fair market value of such interest.

     If the general partner interest is not purchased in the manner set forth above, the departing General Partner (or its transferee) will become a limited partner, and the General Partner's general partner interest will be converted into Common Units based on the fair market value of such interest (but subject to proportionate dilution by reason of the admission of the General Partner's successor).

     At present,  the fair market  value of a departing  General  Partner's general partner interest is determined solely by reference to the percentage interest in ONEOK Partners held as general partner interests by the General Partner (i.e., 2%), and the number of Common Units which would represent such 2% interest determined by reference to the average closing price of the Common Units during the 20 trading days prior to the date of determination, (but subject to proportionate dilution by reason of the admission of its successor). Fair market value does not currently take into account the market value of any other rights, including all of the distribution rights described above, that currently accrue to the General Partner.

     If the Amendment Proposal were to be approved, the fair market value of the departing General Partner's general partner interest would be determined by agreement between the departing General Partner and its successor or, failing agreement within 30 days after the effective date of such departing General Partner's departure, by an independent investment banking firm or other independent expert selected by the departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which will be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the departing General Partner will designate an independent investment banking firm or other independent expert, the departing General Partner's successor will designate an independent investment banking firm or other independent expert, and the two so designated firms or experts will designate a third independent investment banking firm or other independent expert, which third independent investment banking firm or other independent expert will determine the fair market value of the general partner interest of the departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of units on any national securities exchange on which units are then listed or admitted to trading, the value of ONEOK Partners' assets, the rights and obligations of the departing General Partner and other factors it may deem relevant.

     This valuation methodology is consistent with many other master limited partnerships and takes into account the market value of the other rights, including all of the distribution rights described above, that currently accrue to the General Partner.

     Q: I UNDERSTAND THAT LITIGATION WAS COMMENCED BY A PURPORTED COMMON UNITHOLDER IN RELATION TO THE ONEOK PARTNERS TRANSACTIONS. WHAT IS THE STATUS OF THIS MATTER?

     A: [The matter has been settled] (see "THE BUSINESS COMBINATION - Recent Developments - Litigation"). [TO BE UPDATED PENDING OUTCOME OF COURT ACTION]

     Q: WHAT DO I NEED TO DO NOW?

     A: ONEOK Partners urges you to read this proxy statement carefully and to consider how the Conversion Proposal and the Amendment Proposal affect you. Then vote your Common Units via the internet, by telephone or mark, sign, date and return your proxy card in the enclosed postage pre-paid return envelope as soon as possible so that your units can be voted at the special meeting of the Common Unitholders. Your vote is important no matter how many units you hold. If you hold your units in "street name" follow the instructions from your broker on how to vote your units. Please do not send in your unit certificates with your proxy.

     Q. HOW DOES THE GENERAL PARTNERS' BOARD OF DIRECTORS RECOMMEND I VOTE?

     A: The Board of Directors of the General Partner recommends that you vote "FOR" approval of the Conversion Proposal, "FOR" approval of the Amendment Proposal and "FOR" approval of the proposal to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

     In connection with the Business Combination (as defined in this proxy statement), the Partnership Policy Committee (which was the governing body of ONEOK Partners at the time of the Business Combination) (referred to in this proxy statement as the "Partnership Policy Committee") requested, in accordance with Section 6.10 of the partnership agreement of ONEOK Partners at the time of the approval of the ONEOK Partners Transactions (referred to in this proxy statement as the "Pre-Transaction Partnership Agreement"), which addressed situations in which conflicts of interest occurred between ONEOK Partners and its General Partner (or its Affiliates), that the Audit Committee of ONEOK Partners (the "Audit Committee") review and evaluate the proposed terms of the ONEOK Partners Transactions and make a recommendation to the Partnership Policy Committee as to the fairness and reasonableness of the ONEOK Partners Transactions to ONEOK Partners and the Common Unitholders. Pursuant to Section 6.10 of the Pre-Transaction Partnership Agreement, any conflict of interest and any resolution of such conflict of interest would be conclusively deemed fair and reasonable to ONEOK Partners if such conflict of interest or resolution was approved by the Audit Committee. Also, as required by the Pre-Transaction Partnership Agreement, each of the members of the Audit Committee was independent of ONEOK, Inc. and its Affiliates.

     The Audit Committee engaged Lehman Brothers, Inc. ("Lehman Brothers") to act as its financial advisor and also retained independent legal counsel in connection with its evaluation of the ONEOK Partners Transactions, who, among other things, undertook independent due diligence investigations regarding the ONEOK Partners Transactions on behalf of the Audit Committee. Between December 12, 2005 and February 10, 2006 the Audit Committee held 15 meetings to review and consider the ONEOK Partners Transactions. The Audit Committee reviewed the Business Combination documents, received legal and financial advice, and actively negotiated the terms of the ONEOK Partners Transactions, including the value of the assets received by ONEOK Partners, the cash to be paid to ONEOK, Inc., the agreements with ONEOK, Inc. and affiliates of TransCanada Corporation and the terms of the Class B Units.

     On February 10, 2006, after extensive discussion and upon the advice of its advisors, including independent legal counsel and Lehman Brothers, the Audit Committee unanimously determined that the various aspect of the Business Combination that it was asked to consider were fair and reasonable to ONEOK Partners and recommended that the Partnership Policy Committee approve the Business Combination. In connection with the foregoing, Lehman Brothers formally rendered its opinion to the Audit Committee on February 14, 2006, that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the net consideration to be paid by ONEOK Partners in connection with certain aspects the Business Combination was fair to ONEOK Partners (see "THE BUSINESS COMBINATION - The Lehman Opinion").

     At a special meeting held on February 10, 2006, the Partnership Policy Committee, based on the recommendation of the Audit Committee that the Business Combination was fair and reasonable to the Partnership, authorized and approved the Business Combination. The Partnership Policy Committee also authorized ONEOK Partners to solicit the consent of its Common Unitholders to the Conversion Proposal and the Amendment Proposal as contemplated by the terms of the Business Combination.

     Q: WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

     A: Only Common Unitholders of record as of the close of business on [ ], 2007 are entitled to receive notice of the special meeting and to vote the number of units that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting. ONEOK, Inc. and its Affiliates are not entitled to vote on the Conversion Proposal or the Amendment Proposal.

     Q: MAY I VOTE IN PERSON?

     A: Only record holders may attend the special meeting and vote in person. If your units are held in "street name," you must obtain a legal proxy from your broker or bank in order to attend the special meeting and vote.

     Q: MAY I VOTE VIA THE INTERNET OR TELEPHONE?

     A: Yes.  If you are a record  holder of your  units,  you may submit a
proxy   authorizing   the  voting  of  your  units  over  the  internet  or
telephonically by following the instructions on the enclosed proxy card.

     Many custodian banks and brokers also provide internet and telephone voting options. If your units are held in "street name," please follow the instructions sent to you by your bank or broker for these voting options.

     Q: HOW WILL MY PROXY BE VOTED?

     A: If proxies are properly dated, executed and returned, the General Partner undertakes that the units they represent will be voted at the special meeting in accordance with the instructions of the Common Unitholder. If no specific instructions are given, the units will be voted as follows:

     FOR the approval of the Conversion Proposal;

     FOR the approval of the Amendment Proposal; and

     FOR the grant of discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

     Q: WHAT HAPPENS IF I DO NOT RETURN MY PROXY CARD, VOTE VIA THE INTERNET OR TELEPHONE OR ATTEND THE SPECIAL MEETING AND VOTE IN PERSON?

     A: Approval of the Conversion Proposal requires the approval of a majority of the Common Units voted at the special meeting, provided that the total votes cast on the Conversion Proposal represent a majority of the Common Units entitled to vote, excluding Common Units controlled by ONEOK, Inc. and its Affiliates. Assuming that the votes cast on the Conversion Proposal constitute a majority of the votes entitled to be cast, if you do not return your proxy card, or vote via the internet or telephone, or attend the special meeting and vote in person, or instruct your broker or bank how to vote your units if your units are held in "street name," it will not have any effect on the Conversion Proposal since its approval requires the support of only a majority of the votes cast.

     However, approval of the Amendment Proposal requires the approval of at least two-thirds of the Outstanding Units, excluding the Common Units and Class B Units held by ONEOK, Inc. and its Affiliates. Therefore, if you do not return your proxy card, or vote via the internet or telephone, or attend the special meeting and vote in person, or instruct your broker or bank how to vote your units if your units are held in "street name," it will have the same effect as if you voted against the Amendment Proposal.

     Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

     A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If your units are registered in your name, you can do this in one of four ways.

     o First, you can deliver to D.F. King & Co., Inc. a written notice bearing a date later than your previously submitted proxy stating that you would like to revoke your proxy.

     o Second, you can complete, execute and deliver to D.F. King & Co., Inc. a new, later dated proxy card for the same units.

     o Third, you can log onto the internet website specified on your proxy card in the same manner you would do to submit your proxy electronically or by calling the telephone number specified on your proxy card (in each case if you are eligible to do so) and follow the instructions for voting your units on the proxy card.

     o Fourth, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

     Any written notice of revocation or subsequent proxy should be delivered to D.F. King & Co., Inc., or hand delivered to D.F. King & Co., Inc. at or before the taking of the vote at the special meeting. If you have instructed a broker to vote your units, you must follow directions received from your broker to change those instructions. See "THE SPECIAL MEETING - Proxies."

     Q: IF MY BROKER HOLDS MY UNITS IN "STREET NAME," WILL MY BROKER VOTE MY UNITS FOR ME?

     A:  Your  broker  will  not  be  able  to  vote  your  units   without
instructions from you. You should instruct your broker to vote your units following the procedure provided by your broker.

     Without instructions, your units will not be voted on the Conversion Proposal. If you wish to vote in favor of the Conversion Proposal, you must provide such instructions to your broker. If you do not provide instructions to your broker, assuming that the total votes cast on the Conversion Proposal constitute a majority of the votes entitled to be cast, the failure to give instructions will have no effect on the Conversion Approval.

     However, without instructions, your units will not be voted on the Amendment Proposal, which will have the same effect as if you voted against approval of the Amendment Proposal. If you wish to vote in favor of the Amendment Proposal, you must provide such instructions to your broker.

     Broker non-votes will have no effect on the proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. See "THE SPECIAL MEETING - Proxies."

     Q:  WHAT  SHOULD  I DO IF I  RECEIVE  MORE  THAN  ONE  SET  OF  VOTING
MATERIALS?

     A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. If you hold your units in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold units. If you are a Common Unitholder of record and your units are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or vote via the internet or telephone with respect to) each proxy card and voting instruction card that you receive.

     Q: WHAT HAPPENS IF I SELL MY COMMON UNITS BEFORE THE SPECIAL MEETING?

     A: If you transfer your Common Units after the record date of the special meeting but before the special meeting, you will retain your right to vote at the special meeting.

     Q: WHO CAN HELP ANSWER MY QUESTIONS?

     A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the Conversion Proposal and the Amendment Proposal, including the procedures for voting your units, you should contact:

              D.F.  King & Co.,  Inc.
              48 Wall Street
              New York, NY 10005
              1-800-549-6746 (toll-free)
              1-212-269-5550 (call collect)

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The Securities and Exchange Commission ("SEC") encourages limited partnerships to disclose forward-looking information so that investors can better understand a limited partnership's future prospects and make informed investment decisions.

     This proxy statement contains statements that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "objective," "strategy," "goal" and words and terms of similar substance. ONEOK Partners' forward-looking statements are based on management's current views about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In general, any statement other than a statement of historical fact is a forward looking statement. These statements appear in a number of places in this proxy statement and include statements regarding ONEOK Partners' plans, beliefs, estimates, projections and expectations. Actual results may differ materially from those anticipated or projected by forward-looking statements. Any differences could result from a variety of factors, including, among others:

     o the effects of weather and other natural phenomena on ONEOK Partners' operations, demand for its services and energy prices;

     o    competition   from  other  United  States  and  Canadian   energy
          suppliers and transporters as well as alternative forms of energy;

     o the timing and extent of changes in commodity prices for natural gas, natural gas liquids ("NGLs"), electricity and crude oil;

     o impact on drilling and production by factors beyond ONEOK Partners' control, including the demand for natural gas and refinery-grade crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and its facilities;

     o risks of trading and hedging activities as a result of changes in energy prices or the financial condition of ONEOK Partners' counterparties;

     o    the  timely  receipt  of  approval  by  applicable   governmental
          entities for construction and operation of ONEOK Partners' pipeline projects and required regulatory clearances;

     o ONEOK Partners' ability to acquire all necessary rights-of-way permits and consents in a timely manner, its ability to promptly obtain all necessary materials and supplies required for construction and its ability to construct pipelines without labor or contractor problems;

     o    the ability to market pipeline capacity on favorable terms;

     o    risks   associated   with  adequate  supply  to  ONEOK  Partners'
          gathering, processing, fractionation and pipeline facilities, including production declines which outpace new drilling;

     o    the mechanical integrity of facilities operated;

     o the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;

     o the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission;

     o actions by rating agencies concerning ONEOK Partners' credit ratings;

     o the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which ONEOK Partners has no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

     o ONEOK Partners' ability to access capital at competitive rates or on terms acceptable to it;

     o demand for ONEOK Partners' services in the proximity of its facilities;

     o    the  profitability  of assets  or  businesses  acquired  by ONEOK
          Partners;

     o the risk that material weaknesses or significant deficiencies in ONEOK Partners' internal control over financial reporting could emerge or that minor problems could become significant;

     o    the impact and outcome of pending and future litigation;

     o ONEOK Partners' ability to successfully integrate the operations of the assets acquired from ONEOK, Inc. with its current operations;

     o ONEOK Partners' ability to successfully transfer the operations of Northern Border Pipeline to an affiliate of TransCanada or successfully transfer operations from Omaha, Nebraska to Tulsa, Oklahoma;

     o ONEOK Partners' ability to successfully transfer administrative functions in its Gathering and Processing segment from Denver, Colorado to Tulsa, Oklahoma;

     o    performance  of  contractual   obligations  by  ONEOK   Partners'
          customers;

     o    the uncertainty of estimates, including accruals;

     o    ability to control operating costs; and

     o acts of nature, sabotage, terrorism or other similar acts that cause damage to ONEOK Partners' facilities or its suppliers' or shippers' facilities.

     ONEOK Partners cautions you not to place undue reliance on its forward-looking statements, which speak only as of the date of this proxy statement. Except as required by law, ONEOK Partners is under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

     For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the filings and reports that ONEOK Partners makes with the SEC as described under "WHERE YOU CAN FIND MORE INFORMATION."

                 THE LIMITED PARTNERSHIP AND THE COMPANIES

ONEOK PARTNERS, L.P.

     Headquartered in Tulsa, Oklahoma and formed in 1993, ONEOK Partners is a publicly traded master limited partnership ("MLP") which owns pipelines and other midstream energy assets largely in the upper Midwest and Mid-Continent of the United States. ONEOK Partners' operations are conducted through the following four business segments:

     o    Gathering and Processing;

     o    Natural Gas Liquids;

     o    Pipelines and Storage; and

     o    Interstate Natural Gas Pipelines.

     Previously, ONEOK Partners was named Northern Border Partners, L.P. (NYSE: NBP). On May 17, 2006, the limited partnership was renamed ONEOK Partners, L.P. On May 22, 2006 ONEOK Partners' Common Units began trading on the New York Stock Exchange ("NYSE") under the symbol "OKS".

     ONEOK Partners is managed by ONEOK Partners GP, L.L.C. (described below), which is the sole General Partner of ONEOK Partners. ONEOK Partners has no directors, management or other employees of its own.

     ONEOK Partners is owned by its limited partners (who collectively hold a 98% limited partner interest in ONEOK Partners) and the General Partner (who holds a 2% general partner interest in ONEOK Partners). ONEOK, Inc. and the General Partner, through their Class B Units and Common Units, collectively hold a 43.7% limited partner interest in ONEOK Partners, in addition to the 2% general partner interest held by the General Partner.

ONEOK, INC.

     Originally founded in 1906 and headquartered in Tulsa, Oklahoma, ONEOK, Inc. is a Fortune 500 diversified energy company. ONEOK, Inc. is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. ONEOK, Inc.'s energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK, Inc. is listed on the NYSE under the symbol "OKE".

     ONEOK, Inc. and its Affiliates own 36,494,126 Class B Units, which represent 100% of the outstanding Class B Units, and 501,603 Common Units, which represent 1.081% of the outstanding Common Units. ONEOK, Inc. also owns 100% of ONEOK Partners GP, L.L.C., the General Partner of ONEOK Partners, which holds a 2% general partner interest in ONEOK Partners. The Class B Units, Common Units and the general partner interest held by ONEOK, Inc. and its Affiliates together constitute a 45.7% interest in ONEOK Partners.

     ONEOK, Inc.'s principal executive offices are located at ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298, and its telephone number is
(918) 588-7000.

ONEOK PARTNERS GP, L.L.C.

     ONEOK Partners GP, L.L.C. is the sole General Partner of ONEOK Partners. The General Partner is owned by ONEOK, Inc. The General Partner's principal executive offices are located at ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298, and its telephone number is (918) 588-7000.

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

     ONEOK Partners Intermediate Limited Partnership ("ONEOK Intermediate"), the operating subsidiary of ONEOK Partners, owns substantially all of ONEOK Partners' consolidated assets and generates substantially all of its sales and operating earnings. The general partner of ONEOK Intermediate is ONEOK ILP GP, L.L.C. ("ILP GP"), which is a wholly owned subsidiary of ONEOK Partners. ONEOK Intermediate is owned by ONEOK Partners (holding a 99.99% limited partner interest) and ILP GP (holding a 0.01% general partner interest). Accordingly, ONEOK Partners, directly and indirectly now owns 100% of ONEOK Intermediate.

     Prior to September 15, 2006, the General Partner held a 1.0101% general partner interest in ONEOK Intermediate and a 1% general partner interest in ONEOK Partners (which, in the aggregate, effectively gave it a 2% general partner interest in the consolidated assets, sales and operating earnings of ONEOK Partners and ONEOK Intermediate). On September 15, 2006, ONEOK Partners entered into a Reorganization Agreement with ONEOK Intermediate, the General Partner and ILP GP. As a result of this reorganization, the General Partner now holds a 2% general partner interest directly in ONEOK Partners, and ONEOK Intermediate became wholly owned, directly or indirectly, by ONEOK Partners.

ONEOK PARTNERS' GOVERNANCE STRUCTURE

     The General Partner performs all of ONEOK Partners' management functions.

     The Board of Directors of the General Partner is comprised of six (6) directors, three (3) of whom are independent of ONEOK, Inc. The Audit Committee and the Conflicts Committee of the General Partner are committees of the Board of Directors of the General Partner consisting of members of Board of Directors of the General Partner appointed by the Board of Directors of the General Partner who meet the independence and other standards required of directors who serve on an audit committee of a board of directors established by (a) the Securities Exchange Act of 1934 and rules and regulations of the SEC thereunder, (b) the NYSE, on which the Common Units are listed and (c) the General Partner's Board of Directors.

     At the time of the Business Combination, ONEOK Partners was named Northern Borders Partners, L.P. Northern Borders Partners, L.P. had a Partnership Policy Committee (which was the governing body of ONEOK Partners at the time of the Business Combination) and an Audit Committee (a committee, each of the members of which was independent of ONEOK, Inc. and its Affiliates). The Partnership Policy Committee requested, in accordance with Section 6.10 of the Pre-Transaction Partnership Agreement, which addresses situations in which conflicts between ONEOK Partners and its General Partner (or its Affiliates) occur, that the Audit Committee review and evaluate the proposed terms of the Business Combination and make a recommendation to the Partnership Policy Committee as to the fairness and reasonableness of the Business Combination to ONEOK Partners and the Common Unitholders. Section 6.10 of the Pre-Transaction Partnership Agreement stated that whenever a potential conflict of interest exists or arises, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by ONEOK Partners, and shall not constitute a breach of the Pre-Transaction Partnership Agreement, of any agreement contemplated therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of the Pre-Transaction Partnership Agreement is deemed to be, fair and reasonable to ONEOK Partners. Under the Pre-Transaction Partnership Agreement, the General Partner and the Partnership Policy Committee was authorized but not required in connection with its resolution of a conflict of interest to seek approval by the Audit Committee of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest would be conclusively deemed fair and reasonable to ONEOK Partners if such conflict of interest or resolution was approved by the Audit Committee.

     Shortly following the consummation of the Business Combination, the Partnership Policy Committee determined that it was appropriate to amend and restate the Pre-Transaction Partnership Agreement to address the succession of the General Partner as the sole general partner of ONEOK Partners. The amended Partnership Agreement also provided for the replacement of the Partnership Policy Committee with the General Partner
(with the General Partner's Board of Directors serving the functions previously served by the Partnership Policy Committee) and the creation of an Audit Committee and a Conflicts Committee of the Board of Directors of the General Partner to serve the functions previously served by the Audit Committee of ONEOK Partners.

                          THE BUSINESS COMBINATION

BACKGROUND OF THE BUSINESS COMBINATION

     On April 6, 2006, ONEOK Partners (named "Northern Border Partners, L.P." at the time of the Business Combination) and ONEOK, Inc. completed the following series of transactions:

     (a) ONEOK, Inc., through its wholly owned subsidiary, Northern Plains Natural Gas Company, purchased from a subsidiary of TransCanada Corporation the 17.5% general partner interest in ONEOK Partners, increasing ONEOK, Inc.'s ownership of the general partner interest to 100%, for $40 million.

     (b) Following the acquisition of the general partner interest, ONEOK, Inc. transferred to ONEOK Partners its entire gathering and processing, natural gas liquids, and pipelines and storage segments valued at approximately $3 billion in exchange for $1.35 billion in cash, before adjustments, and 36,494,126 Class B Units plus a corresponding aggregate equity contribution of $33 million by an Affiliate of ONEOK, Inc. to maintain its 1% general partner interest in ONEOK Partners and its 1.0101% interest in ONEOK Intermediate. Included in the sale were the natural gas liquids assets purchased from Koch Industries, which ONEOK, Inc. sold to ONEOK Partners for $1.35 billion, the price it paid to Koch in July 2005. The limited partner units and the related general partner interest contribution were valued at approximately $1.65 billion. The actual number of units issued was determined by using the average closing price of the ONEOK Partners common units for the 20 trading days prior to February 15, 2006.

     (c) Following the contribution and the purchase and sale described above, ONEOK Intermediate sold a 20% interest in Northern Border Pipeline Company to TC PipeLines Intermediate Limited Partnership for approximately $297 million and TransCanada paid ONEOK Partners $10 million for expenses associated with the transfer of operating responsibility of the Northern Border Pipeline Company to an affiliate of TransCanada Corporation.

     To finance the transactions, ONEOK Partners obtained a 364-day bridge financing of $1.1 billion and renegotiated its revolving credit facility, expanding the facility to $750 million for a new five year term.

     These transactions are defined in this proxy statement as the "Business Combination." The transactions referred to in clauses (b) and (c) above are referred to as the "ONEOK Partners Transactions."

     ONEOK Partners commenced negotiations with both TransCanada and ONEOK, Inc. concerning a possible transaction that resulted in the Business Combination in late 2005. On December 22, 2005 and January 5, 2006, the Partnership Policy Committee requested that the Audit Committee (a committee, each of the members of which were independent of ONEOK, Inc. and its Affiliates), review and consider (i) the proposed sale or contribution, as applicable, by ONEOK, Inc. and its subsidiaries to ONEOK Partners of certain interests in natural gas gathering, processing, fractionating, pipelines, storage and natural gas liquids assets and (ii) the proposed sale by Northern Border Intermediate Limited Partnership to TC PipeLines Intermediate Limited Partnership of a 20% interest in Northern Border Pipeline Company. Pursuant to Section 6.10 of the Pre-Transaction Partnership Agreement, any conflict of interest and any resolution of such conflict of interest is conclusively deemed fair and reasonable to ONEOK Partners if such conflict of interest or resolution is approved by the Audit Committee.

     The Audit Committee retained Lehman Brothers as its financial advisor and also retained independent legal counsel in connection with its evaluation of the Business Combination. Between December 12, 2005 and February 10, 2006 the Audit Committee held 15 meetings to review and consider the ONEOK Partners Transactions. The Audit Committee reviewed the Business Combination documents, received legal and financial advice (including an opinion from Lehman Brothers as to the fairness of the net consideration involved in the ONEOK Partners Transactions from a financial point of view, which opinion is annexed hereto as Annex B) and actively negotiated the terms of the ONEOK Partners Transactions, including the value of the assets received by ONEOK Partners, the cash to be paid to ONEOK, Inc., the agreements with ONEOK, Inc. and affiliates of TransCanada Corporation and the terms of the Class B Units.

     On February 10, 2006, after extensive discussion and upon the advice of its advisors, including independent legal counsel and Lehman Brothers, the Audit Committee unanimously determined that the ONEOK Partners Transactions were fair and reasonable to ONEOK Partners and recommended that the Partnership Policy Committee approve the Business Combination. In connection with the foregoing, Lehman Brothers formally rendered an opinion to the Audit Committee on February 14, 2006, that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the net consideration to be paid by ONEOK Partners in connection with certain aspects the Business Combination was fair to ONEOK Partners (see "THE BUSINESS COMBINATION - The Lehman Opinion").

     At a special meeting held on February 10, 2006, the Partnership Policy Committee, based on the recommendation of the Audit Committee that the ONEOK Partners Transactions were fair and reasonable to the Partnership, authorized and approved the ONEOK Partners Transactions. The Partnership Policy Committee also authorized ONEOK Partners to solicit the consent of its Common Unitholders to the Conversion Proposal and the Amendment Proposal as contemplated by the terms of the Business Combination.

     The members of the Audit Committee were paid a total of $210,000, plus reimbursement of certain expenses, for their service on the Audit Committee relating to the Business Combination. This amount is in addition to their quarterly retainers and meeting fees for matters other then the Business Combination.

     Lehman Brothers were paid a total of $2,300,000, plus reimbursement of certain expenses, for their service to the Audit Committee relating to the Business Combination.

     The Business Combination was announced as completed on April 6, 2006 in a press release issued by ONEOK Partners. Since the closing of the Business Combination, ONEOK Partners has been able to increase its quarterly distributions by $0.17 per unit, to $0.97.

THE LEHMAN OPINION

     Lehman Brothers rendered its opinion to the Audit Committee on February 14, 2006 that as of such date and, based upon and subject to the matters stated in its opinion, from a financial point of view, the net consideration to be paid by ONEOK Partners in connection with ONEOK Partners Transactions was fair to ONEOK Partners. The full text of Lehman Brothers' written opinion, dated February 14, 2006 is attached as Annex B to this proxy statement. Unitholders are encouraged to read Lehman Brothers' opinion carefully in its entirety for a description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers' opinion which is qualified in its entirety by reference to the full text of the opinion.

     Lehman Brothers' advisory services and opinion were provided for the Audit Committee of ONEOK Partners in connection with its consideration of the ONEOK Partners Transactions. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any Unitholder of ONEOK Partners as to how such Unitholder should vote in connection with the Conversion Proposal or the Amendment Proposal. Lehman Brothers was not requested to opine as to, and Lehman Brothers' opinion does not address,
(i) ONEOK Partners' underlying business decision to proceed with or effect the Business Combination, (ii) any transactions other than the ONEOK Partners Transactions including the fairness of the consideration paid in such transactions, (iii) the likelihood of the consummation of the Business Combination, or (iv) the value of the Class B Units.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed, among other things:

     o    specific terms of the ONEOK Partners Transactions;

     o publicly available information concerning ONEOK, Inc., ONEOK Partners, TC PipeLines, LP, and Northern Border Pipeline Company Lehman Brothers believed to be relevant to its analysis, including certain periodic reports, including their most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q;

     o financial and operating information with respect to the business, operations and prospects of ONEOK Partners, certain ONEOK, Inc. assets (the, "ONEOK Assets"), and Northern Border Pipeline Company furnished to Lehman Brothers by ONEOK Partners, including financial projections of each of ONEOK Partners, the ONEOK Assets, and Northern Border Pipeline Company prepared by the management of ONEOK Partners;

     o trading histories of ONEOK Partners Common Units from September 1993 through February 14, 2006;

     o a comparison of the historical financial results and present financial condition of ONEOK Partners, the ONEOK Assets, and Northern Border Pipeline Company with those of other companies that Lehman Brothers deemed relevant;

     o    a  comparison  of  the  financial  terms  of the  ONEOK  Partners
          Transactions   with  the   financial   terms  of  certain   other
          transactions that Lehman Brothers deemed relevant;

     o the pro forma impact of the ONEOK Partners Transactions on the current financial condition and the future financial performance of ONEOK Partners;

     o commodity price assumptions used by the management of ONEOK Partners and current commodity prices and the outlook for future commodity prices as of February 14, 2006.

     In addition, Lehman Brothers had discussions with the managements of ONEOK Partners, the ONEOK Assets, and Northern Border Pipeline Company
concerning the business, operations, assets, financial condition and prospects of each ONEOK Partners, the ONEOK Assets, and Northern Border Pipeline Company and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate. The Lehman Brothers opinion did not specifically value the Class B Units. Instead, among other assumptions, Lehman Brothers assumed, in arriving at its opinion that the net consideration to be paid by ONEOK Partners in connection with the ONEOK Partners Transactions was fair to ONEOK Partners, that the Class B Units were not inappropriately valued at the average recent trading price of the Common Units as provided in the acquisition agreement related thereto.

     In arriving at its opinion, Lehman Brothers also assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the management of ONEOK Partners that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of ONEOK Partners, the ONEOK Assets, and Northern Border Pipeline Company, upon advice of ONEOK Partners, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ONEOK Partners as to the future financial performance of ONEOK Partners, the ONEOK Assets, and Northern Border Pipeline Company. However, for purposes of Lehman Brothers' analysis, Lehman Brothers also considered different commodity price outlooks that resulted in certain adjustments to the projections of the ONEOK Assets. Lehman Brothers discussed these adjusted projections with the management of ONEOK Partners, and ONEOK Partners agreed with the appropriateness of the use of such adjusted projections, as well as ONEOK Partners' projections, in Lehman Brothers analysis. In arriving at its opinion, Lehman Brothers did not conduct or obtain any evaluations or appraisals of the assets or liabilities of ONEOK Partners, the ONEOK Assets, or Northern Border Pipeline Company, nor did it conduct a physical inspection of the properties and facilities of ONEOK Partners, the ONEOK Assets, or Northern Border Pipeline Company. Lehman Brothers' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, February 14, 2006.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Audit Committee engaged Lehman Brothers to act as its financial advisor because of its expertise, reputation and the industry generally and because its investment banking professionals have substantial experience in transactions comparable to the Business Combination.

     As compensation for its services in connection with the merger, ONEOK Partners paid Lehman Brothers $2,300,000. In addition, ONEOK Partners has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the Business Combination and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by ONEOK Partners and the rendering of the Lehman Brothers' opinion. Lehman Brothers in the past has rendered investment banking services to ONEOK Partners and their affiliates and received customary fees for such services.

     In the ordinary course of its business, Lehman Brothers may actively trade in the securities of ONEOK Partners, ONEOK, Inc. and TC PipeLines LP for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

CONSIDERATIONS FOR THE BUSINESS COMBINATION

     ONEOK Partners chose to issue Class B Units rather than Common Units and to seek the approval to the amendment of the Partnership Agreement following the consummation of the Business Combination because each of the issuance of Common Units in the Business Combination and the Amendment Proposal would have required a vote of the holders of Common Units. ONEOK Partners determined that the issuance of Class B Units in the Business Combination did not require approval by the Common Unitholders. This was among several items in dispute in the shareholder litigation which has now been settled (see "THE BUSINESS COMBINATION - Recent Developments - Litigation" for more information).

     The submission to a vote of the Common Unitholders of the conversion of the Class B Units to Common Units and the amendments to the Partnership Agreement described in the Amendment Proposal were an integral part of the Business Combination. ONEOK, Inc. agreed to take Class B Units in lieu of Common Units and to consummate the Business Combination without the amendments to the Partnership Agreement having taken effect, provided that ONEOK Partners asked its Common Unitholders to approve the conversion of the Class B Units into Common Units and to approve the Amendment Proposal as soon as practicable and in any event within 12 months of the closing of the Business Combination. ONEOK required the increased distribution rights in order to compensate it for the fact that (i) the Class B Units, unlike the Common Units, would not be registered securities and would not be traded on the New York Stock Exchange with the Common Units, and (ii) as a result of its (and its affiliate's) inability to vote their aggregate 45.7% limited partner and general partner interests on any proposal to remove the General Partner, the General Partner remained open to an increased risk of removal as General Partner, in each case, unless and until the Conversion Proposal and the Amendment Proposal were approved. However, since the increased distribution rights of the Class B Units begin only after this 12-month period, this structure enabled the Common Unitholders to avoid entirely the consequences of such increased distribution rights associated with the Class B Units if they voted in favor of the Conversion Proposal and Amendment Proposal during the 12-month period. As a result of this structure, if the Conversion Proposal and Amendment Proposal are approved prior to April 7, 2007, there will have been no adverse economic impact on the Common Unitholders compared to what would have occurred if Common Units, instead of Class B Units, were issued at the closing of the Business Combination on April 6, 2006.

     The delayed completion caused by seeking these consents prior to the consummation of the Business Combination would have been to the detriment of ONEOK Partners, because during the delay, ONEOK Partners may not have been able to deliver to the Common Unitholders all of the benefits of the Business Combination which have so far accrued to the Common Unitholders of ONEOK Partners. Closing the Business Combination when ONEOK Partners did enabled it to derive significant benefit from the combined operations, as described further in this statement. Largely due to this successful combination, for the fiscal quarter in which the Business Combination was consummated, ONEOK Partners increased its quarterly distribution by $0.08 (i.e. from $0.80 to $0.88) and the aggregate increase in its quarterly distribution since the date of the Business Combination has been approximately 21% (i.e. from $0.80 per unit to $0.97 per unit).

     ONEOK Partners also entered into the Business Combination because it believed:

     o it would provide a stream of strong, high-quality cash flow which would be accretive to distributable cash flow per Common Unit and which would enable ONEOK Partners to increase its quarterly distribution;

     o the acquisition of ONEOK, Inc.'s assets would leverage ONEOK Partners' core competencies related to energy transportation services in the United States and would diversify its portfolio of assets;

     o operational efficiencies would be achieved and optimization activities would be enhanced through ONEOK Partners' increased asset base;

     o the acquisition of ONEOK, Inc.'s assets would enable it to enter into the well-established Mid-Continent of the United States market and key natural gas liquids markets in Kansas and Texas; and

     o ONEOK Partners' expanded portfolio would better position it for future organic growth projects, which ONEOK Partners believed would offer it the most attractive growth vehicle.

     Upon approval of both the Conversion Proposal and the Amendment Proposal, the Class B Units will be converted into Common Units and the holders of Class B Units will no longer be entitled to receive after April 6, 2007, quarterly or liquidating distributions which are greater than the distribution paid to holders of Common Units (see "DESCRIPTION OF UNITS - Class B Units").

     The proposals being voted upon will have the following negative effects for current Common Unitholders:

     o the Common Units will lose their priority in receiving distributions over the Class B Units. ONEOK Partners does not expect this to affect the amount of cash it distributes to the holders of Common Units in the near future, as ONEOK Partners has been distributing, and expects to continue distributing, cash significantly in excess of the minimum quarterly distribution on all Common Units and Class B Units;

     o ONEOK, Inc., the parent company of the General Partner, will be able to vote in any proposal to replace the General Partner. Assuming ONEOK, Inc. maintains its present ownership percentage in units (whether through Class B Units or through Common Units if the Class B Units are converted into Common Units), ONEOK, Inc. will have sufficient votes to prevent the removal of the General Partner; and

     o If the General Partner were ever to be removed as General Partner, under the Amendment Proposal, ONEOK Partners will have to compensate the General Partner at fair market value for the loss of the general partner interest.

     ONEOK Partners concluded that these potential countervailing factors did not outweigh the benefits of the Business Combination and the Conversion Proposal and the Amendment Proposal to the Common Unitholders and that such factors were satisfactorily addressed by the benefits received by ONEOK Partners in connection with the Business Combination.

RECENT DEVELOPMENTS - LITIGATION

     On March 2, 2006, F. Richard Manson, a purported Common Unitholder of Northern Borders Partners (the "Plaintiff"), filed a class action and derivative complaint in the Delaware Court of Chancery against Northern Plains Natural Gas Company, LLC; Pan Border Gas Company, LLC; ONEOK, Inc.; Northwest Border Pipeline Company; Transcanada Corporation; three individuals; and Nominal Defendant, Northern Border Partners (the "Defendants"). The complaint alleged breach of the Partnership Agreement, breach of fiduciary duties and the aiding and abetting of those breaches. The allegations were based upon the Business Combination. Among other things, the complaint alleged: (i) that the Business Combination will effect an impermissible subordination of the Common Unitholder's rights to distributions and that the issuance of Class B Units and amendments to the Partnership Agreement effected by the Partnership Policy Committee in connection therewith required approval by of the Common Unitholders; and
(ii) the Business Combination had been structured so as to: (a) impermissibly "coerce" the Common Unitholders to approve the proposed amendments to the Partnership Agreement; and (b) to impermissibly block the removal of ONEOK, Inc. and its Affiliates as General Partner by providing for increased distribution rights to the Class B Units held by ONEOK, Inc. should the Common Unitholders vote to oust ONEOK, Inc. as General Partner. In addition to monetary damages, the complaint sought injunctive relief and rescission. Although the complaint was filed more than a month prior to the April 2006 closing of the Business Combination at issue, the Plaintiff never pursued injunctive relief against the closing of the Business Combination.

     Although the General Partner believed the Plaintiff's allegations were without merit because, among other reasons, the ONEOK Partners Transactions were approved pursuant to the express provisions of the Partnership
Agreement and received the special approval of the Northern Borders Partners Audit Committee, the General Partner determined that it was in the best interest of the Partnership to settle the lawsuit and avoid incurring further litigation expenses. [To that end, a settlement agreement has been reached with the Plaintiff which dismisses the lawsuit with prejudice and grants all Defendants complete releases. In pertinent part, ONEOK, Inc. agreed to reduce from 115% to [110]% the premium on quarterly distributions payable to the General Partner in the event that approval is not received for the Conversion Proposal and the Amendment Proposal. In addition, the premium on the quarterly distribution payable to holders of Class B Units -- if the conversion of Class B Units has not occurred and the General Partner (or any other Affiliate of ONEOK, Inc.) is removed as the General Partner by the holders of outstanding Common Units -- has been reduced from 125% to [123.5]% of the quarterly distribution payable on each Common Unit.][TO BE UPDATED PENDING OUTCOME OF COURT ACTION]

     [The settlement agreement also provides that certain provisions of the Partnership Agreement providing for the independence of the Audit Committee may not be amended except by vote of a majority of those Unitholders not affiliated with the General Partner. The settlement agreement further provides that there shall be one "Financial Expert" (as defined in section 410(h)(2) of Regulation S-K, the Standard Instructions for Filing Forms under the Securities Act of 1933, Securities and Exchange Act of 1934, and Energy and Policy Conversion Act of 1975) to serve on the Audit Committee. In addition, pursuant to the settlement agreement, Plaintiff's counsel was afforded the opportunity to review and make comments upon the disclosures contained in this proxy statement and the Defendants agreed not to oppose an award of attorney's fees in an amount not to exceed $2.5 million (plus expenses up to $50,000).] [TO BE UPDATED PENDING OUTCOME OF COURT ACTION]. ONEOK Partners will pay no more than $375,000 in connection with of the aforementioned fee award, the balance to paid by insurers.

                            DESCRIPTION OF UNITS

UNITS

     Common Units and Class B Units represent limited partner interests in ONEOK Partners that entitle the holders thereof to the rights and privileges specified in the Partnership Agreement.

     As of December 14, 2006, there were issued and outstanding 46,397,214 Common Units and 36,494,126 Class B Units together representing a 98% limited partnership interest in ONEOK Partners. Except as described below, the Common Units and Class B Units generally participate pro rata in ONEOK Partners' income, gains, losses, deductions, credits and distributions. The General Partner owns a 2% general partner interest in ONEOK Partners.

     The Class B Units, together with the Common Units, represent limited partner interests in ONEOK Partners and they collectively comprise the units of ONEOK Partners.

COMMON UNITS

     The Common Units are registered under the Securities Exchange Act of 1934 and are listed for trading on the NYSE under the symbol "OKS". Each holder of a Common Unit is entitled to one vote per unit on all matters presented to the limited partners for a vote. However, if at any time any person or group (other than the General Partner and its Affiliates) owns beneficially 20% or more of all Common Units, such Common Units so owned may not be voted on any matter and are not considered to be outstanding when sending notices of a meeting of unitholders (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under the Partnership Agreement. The Common Units are entitled to distributions of available cash as described in the Partnership Agreement.

CLASS B UNITS

     On February 10, 2006, the Partnership Policy Committee of ONEOK Partners designated and created a class of units designated as "Class B Units" and consisting of a total of 36,494,126 Class B Units, and fixed the designations, preferences and relative, participating, optional or other special rights, power and duties of holders of the Class B Units as set forth in the Partnership Agreement. [TO BE UPDATED PENDING OUTCOME OF COURT ACTION] All of the Class B Units are held by ONEOK, Inc. Class B Units are not listed or traded on any exchange.

     Class B Units currently have no voting rights, including with respect to the votes relating to the Conversion Proposal and the Amendment Proposal (although holders of Class B Units are entitled to vote as a separate class on any matters that adversely affect the rights or preferences of the Class B Units in relation to other classes of partnership interests or as required by law). If, after April 6, 2007, either the Conversion Proposal or the Amendment Proposal is not approved, holders of Class B Units will receive voting rights identical to Common Units, excluding unitholder votes relating to the authorization of the Conversion Proposal or the Amendment Proposal.

     Class B Units are currently subordinated to Common Units with respect to the payment of the minimum quarterly distributions (including any arrearages with respect to minimum quarterly distributions accrued from prior periods), which is $0.55 per unit, subject to adjustment in accordance with the Partnership Agreement. Thereafter, the holders of Class B Units have the same right to receive minimum quarterly distributions as to those received by the holders of Common Units. If either the Conversion Proposal or the Amendment Proposal is not approved by April 6, 2007, holders of Class B Units will be entitled to receive, with respect to each Class B Unit, an increased quarterly distribution equal to [110]% of the quarterly distribution payable on each Common Unit. If the conversion of Class B Units has not occurred and the General Partner (or any other Affiliate of ONEOK, Inc.) is removed as the General Partner by the holders of Outstanding Units, holders of Class B Units will be entitled to receive, with respect to each Class B Unit, an increased quarterly distribution equal to [123.5]% of the quarterly distribution on each Common Unit. If, in any case, conversion of Class B Units has not occurred but the approval of the Conversion Proposal is obtained, payment of quarterly distributions to holders of Class B Units will no longer be subordinated in any manner to distributions on each Common Unit. If approval of the Conversion Proposal has not been obtained, the payment of quarterly distributions to holders of Class B Units will continue to be subject to the subordination provisions described above.

     Class B Units are currently entitled to receive identical distributions as Common Units upon liquidation or dissolution of ONEOK Partners. If either the Conversion Proposal or the Amendment Proposal is not approved by April 6, 2007, holders of Class B Units will be entitled to receive, with respect to each Class B Unit, an increased distribution equal to [110]% of the distributions payable with respect to each Common Unit on liquidation or dissolution of ONEOK Partners. If the conversion of Class B Units has not occurred and the General Partner or any Affiliates of ONEOK, Inc. are removed as the General Partner by the requisite holders of Outstanding Units, holders of Class B Units will be entitled to receive, with respect to each Class B Unit, an increased distribution equal to 125% of the distributions payable with respect to each Common Unit on liquidation or dissolution of ONEOK Partners.

     If the Conversion Proposal and the Amendment Proposal are approved, the Class B Units will automatically convert into Common Units and ONEOK, Inc., as the Class B Unitholder, will receive a number of Common Units equal to the number of Class B Units held by it and none of the Class B Units will remain outstanding. Such Common Units will have the same distribution and voting rights as current holders of Common Units.

                        THE CONVERSION AND AMENDMENT

CONVERSION

     The listing rules of the NYSE require ONEOK Partners to obtain the approval of Common Unitholders for the Class B Units to convert into Common Units. The Partnership Agreement requires ONEOK Partners, as promptly as practicable after the issuance of any Class B Units, to file a proxy statement with the SEC to solicit the approval of Common Unitholders for the conversion of the Class B Units into Common Units.

     Upon approval of the Conversion Proposal, the Class B Units will be convertible, at one time or from time to time, at the option of the holder thereof, into an equal number of Common Units. In addition, if the NYSE listing rules were changed so that unitholder approval was no longer required as a condition to the listing on the NYSE of the Common Units that are issuable upon such conversion, even in the absence of approval of the Conversion Proposal, the Class B Units would be convertible, at one time or from time to time, at the option of the holder thereof, into an equal number of Common Units upon being advised by the NYSE that these Common Units are eligible for listing on the NYSE.

     If Common Unitholder approval is not received for both the Conversion Proposal and the Amendment Proposal, the Class B Units will become entitled to increased distributions as described below. Any increased distribution to the Class B Units will reduce the amount of cash available to be distributed to the Common Unitholders after the minimum quarterly distribution has been paid or upon liquidation or dissolution.

     If the Conversion Proposal and the Amendment Proposal are approved, ONEOK, Inc., as the Class B Unitholder, will receive a number of Common Units equal to the number of Class B Units held by it. Such Common Units will have the same distribution and voting rights as current Common Unitholders and none of the Class B Units will remain outstanding.

     ONEOK Partners will not receive any cash proceeds in connection with the issuance of additional Common Units upon conversion of the Class B Units.

DISTRIBUTIONS GENERALLY

     The Partnership Agreement requires ONEOK Partners to distribute all of its "available cash" to ONEOK Partners' Unitholders and the General Partner within 45 days following the end of each fiscal quarter. The term "available cash" generally means, with respect to any fiscal quarter of ONEOK Partners, all of ONEOK Partners' cash on hand at the end of each quarter, plus working capital borrowings after the end of the quarter, less reserves established by the General Partner in its sole discretion to provide for the proper conduct of ONEOK Partners' business, to comply with applicable law or agreements, or to provide funds for future distributions to partners.

PRESENT DISTRIBUTIONS

     At present, Class B Units are subordinated to Common Units with respect to the payment of the minimum quarterly distributions (including any arrearages with respect to minimum quarterly distributions accrued from prior periods). Specifically, this means that the quarterly distributions are as follows:

     First, 98% to the limited partners holding Common Units and 2% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the minimum quarterly distribution; then

     Second, 98% to the limited partners holding Common Units and 2% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the Cumulative Common Unit Arrearage (as defined in the Partnership Agreement), if any, existing with respect to such quarter; then

     Third, 98% to the limited partners holding Class B Units and 2% to the General Partner, until there has been distributed in respect of each Class B Unit outstanding as of the last day of such quarter an amount equal to the minimum quarterly distribution; then

     Fourth, 98% to the limited partners holding Class B Units and 2% to the General Partner, until there has been distributed in respect of each Class B Unit outstanding as of the last day of such quarter an amount equal to the Cumulative Class B Unit Arrearage (as defined in the Partnership Agreement), if any, existing with respect to such quarter; then

     Fifth, 98% to all Unitholders, including holders of both Common Units and Class B Units, pro rata, and 2% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the excess of the First Target Distribution (as defined in the Partnership Agreement), over the minimum quarterly distribution; then

     Sixth, 85% to all Unitholders, including holders of both Common Units and Class B Units, pro rata, and 15% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the excess of the Second Target Distribution (as defined in the Partnership Agreement) over the First Target Distribution; then

     Seventh, 75% to all Unitholders, including holders of both Common Units and Class B Units, pro rata, and 25% to the General Partner, until there has been distributed in respect of each Common Unit outstanding as of the last day of such quarter an amount equal to the excess of the Third
Target Distribution (as defined in the Partnership Agreement) over the Second Target Distribution; and then

     Thereafter, 50% to all Unitholders, including holders of both Common Units and Class B Units, pro rata, in the proportion that the total number of Common Units held by each such limited partner bears to the total number of Common Units outstanding as of the last day of such quarter, and 50% to the General Partner.

QUARTERLY DISTRIBUTION IF EITHER THE CONVERSION PROPOSAL
OR THE AMENDMENT PROPOSAL IS NOT OBTAINED

     At  present,  Class B Units are  entitled  to receive  identical,  but
subordinated  (as  described  above),   quarterly  distributions  to  those
received by Common Unitholders.

     However, if approval of either the Conversion Proposal or the Amendment Proposal is not obtained by April 6, 2007, holders of Class B
Units will be entitled to receive an increased amount equal to [110]% of the quarterly distribution payable on each Common Unit. If the Conversion Proposal has not been obtained, unless the NYSE listing rules are changed, the payment of quarterly distributions to holders of Class B Units will continue to be subject to the subordination provisions described above. At present, ONEOK Partners is making distributions in excess of the levels at which the subordination provisions would result in differential distributions for Common Units and Class B Units. The subordination provisions apply to quarterly distributions below $0.55. ONEOK Partners' last quarterly distribution was $0.97 per unit.

DISTRIBUTION IF THE CONVERSION HAS NOT OCCURRED AND AN AFFILIATE
OF ONEOK, INC. IS REMOVED AS GENERAL PARTNER OF ONEOK PARTNERS

     If any Class B Units have not been converted into Common Units and the General Partner or any Affiliates of ONEOK, Inc. are removed as the General Partner by the requisite holders of Outstanding Units, holders of Class B Units will be entitled to receive an increased amount equal to [123.5]% of the quarterly distribution on each Common Unit. If the Conversion Proposal has not been approved, unless the NYSE listing rules are changed, the payment of quarterly distributions to holders of Class B Units will continue to be subject to the subordination provisions described above.

DISSOLUTION AND LIQUIDATION

     At  present,   Class  B  Units  are  entitled  to  receive   identical
distributions  as Common Units upon  liquidation  or  dissolution  of ONEOK
Partners.

     However, if either the Conversion Proposal or the Amendment Proposal is not approved by April 6, 2007, holders of Class B Units will be entitled to receive, with respect to each Class B Unit, an increased amount equal to [110]% of the distributions payable with respect to each Common Unit on liquidation or dissolution of ONEOK Partners.

     If the conversion of Class B Units has not occurred and the General Partner or any Affiliates of ONEOK, Inc. are removed by the requisite holders of Outstanding Units as the General Partner, holders of Class B Units will be entitled to receive, with respect to each Class B Unit, an increased amount equal to 125% of the distributions payable with respect to each Common Unit on liquidation or dissolution of ONEOK Partners.

VOTING RIGHTS

     At present, Class B Units have no voting rights, including with respect to the Common Unitholder votes relating to the authorization of the conversion of Class B Units into Common Units, the issuance of Common Units and amendments to the Partnership Agreement (although holders of Class B Units are entitled to vote as a separate class on any matters that adversely affect the rights or preferences of the Class B Units in relation to other classes of partnership interests or as required by law). To the extent entitled to vote on a particular matter, each Class B Unit is entitled to one vote on each such matter.

     If either the Conversion Proposal or the Amendment Proposal is not approved by April 6, 2007, holders of Class B Units will receive voting rights identical to Common Units, other than with respect to Unitholder votes relating to the Conversion Proposal or the Amendment Proposal.

TRADING

     Class B Units are not listed or traded on any exchange. If the Conversion Proposal is approved, or if the NYSE listing rules are changed, then the Common Units issuable to ONEOK, Inc. upon a conversion of the Class B Units will be listed on the NYSE.

     Under the Partnership Agreement, the General Partner and its affiliates currently hold registration rights for their units, including Class B Units, which continue for three years after the General Partner or any of its affiliates ceases to be general partner of ONEOK Partners.

AMENDMENT

     The Partnership Agreement of ONEOK Partners provides that the Amendment Proposal may be proposed only by or with the consent of the General Partner (and at the time of the Business Combination, with the consent of the Partnership Policy Committee) and will be effective upon its approval by the General Partner (and at the time of the Business Combination, described above, the Partnership Policy Committee) and the holders of at least 66?% of the Outstanding Units, excluding those units held by ONEOK Partners and its Affiliates. For this purpose, if any person or group (other than the General Partner and its Affiliates) beneficially owns 20% or more of the Common Units, such Common Units so owned may not be voted and are not considered to be Outstanding. The Partnership Policy Committee has approved the Amendment Proposal.

REMOVAL OF GENERAL PARTNER

     At present, a General Partner may be removed if such removal is approved by the Unitholders holding at least 66?% of the Outstanding Units (excluding units held by the General Partner and its Affiliates) voting as a single class.

     If the Amendment Proposal is approved, a General Partner may be removed by the Unitholders holding at least 66?% of the Outstanding Units (including units held by the General Partner and its Affiliates) voting as a single class.

     This amendment would standardize the Partnership Agreement in a manner consistent with many other master limited partnerships. Given the number of units presently owned by ONEOK, Inc. and its Affiliates (45.7% of the Outstanding Units) and, if the Amendment Proposal is approved, ONEOK, Inc. and its Affiliates would (so long as they own more than 33(1)/3% of the Outstanding Units) be able to prevent any removal of the General Partner.

CALCULATION OF FAIR MARKET VALUE

     In the event of (i) the withdrawal of the General Partner under circumstances where such withdrawal does not violate the Partnership
Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause (as defined in the Partnership Agreement) does not exist, the departing General Partner will have the option, exercisable prior to the effective date of the departure of such departing General Partner, to require its successor to purchase its general partner interest in ONEOK Partners in exchange for an amount in cash equal to the fair market value (described below) of such interest, such amount to be determined and payable as of the effective date of its departure.

     If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates the Partnership Agreement, such successor will have the option, exercisable prior to the effective date of the departure of such departing General Partner to purchase the general partner interest of the departing General Partner for the fair market value (described below) of such interest.

     If the general partner interest is not purchased in the manner set forth above, the departing General Partner (or its transferee) will become a limited partner, and the General Partner's general partner interest will be converted into Common Units based on the fair market value of such interest (but subject to proportionate dilution by reason of the admission of the General Partner's successor).

     At present,  the fair market  value of a departing  General  Partner's general partner interest is determined solely by reference to the percentage interest in ONEOK Partners held as general partner interests by the General Partner (i.e., 2%), determined by reference to the average closing price of the Common Units during the 20 trading days prior to the date of determination (but subject to proportionate dilution by reason of the admission of its successor). Fair market value does not currently take into account the market value of any other rights, including all of the distribution rights described above, that currently accrue to the General Partner.

     If the Amendment Proposal were to be approved, the fair market value of the departing General Partner's general partner interest would be determined by agreement between the departing General Partner and its successor or, failing agreement within 30 days after the effective date of such departing General Partner's departure, by an independent investment banking firm or other independent expert selected by the departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which will be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the departing General Partner will designate an independent investment banking firm or other independent expert, the departing General Partner's successor will designate an independent investment banking firm or other independent expert, and the two so designated firms or experts will designate a third independent investment banking firm or other independent expert, which third independent investment banking firm or other independent expert will determine the fair market value of the general partner interest of the departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of units on any national securities exchange on which units are then listed or admitted to trading, the value of ONEOK Partners' assets, the rights and obligations of the departing General Partner and other factors it may deem relevant.

     This valuation methodology is consistent with many other master limited partnerships and takes into account the market value of the other rights, including all of the distribution rights described above, that currently accrue to the General Partner.

                            THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     This proxy statement is being furnished to Common Unitholders in connection with the solicitation of proxies by the General Partner for use at the special meeting of Common Unitholders to be held on [ ], 2007 at ONEOK Partners' corporate headquarters at ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298, at [ ], local time, and at any adjournments or postponements thereof.

     This proxy statement and the accompanying form of proxy are first being mailed by ONEOK Partners to Common Unitholders on or about [ ], 2007.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the special meeting, Common Unitholders will be asked to vote on the following proposals:

          1. A proposal to approve a change in the terms of the Class B Units of ONEOK Partners, L.P. to provide for the conversion of all outstanding Class B Units into the same number of Common Units of ONEOK Partners, L.P. and the issuance of additional Common Units in such amount upon such conversion (the "Conversion Proposal");

          2. A proposal to amend the existing Partnership Agreement of ONEOK Partners, L.P., in the manner specifically set forth in Amendment No. 1 to the Partnership Agreement (which is annexed to this proxy statement as Annex A), to (a) permit the General Partner and its affiliates to vote the limited partnership interests held by them in connection with any future proposal to remove the General Partner and (b) to provide for the payment of fair market value to the General Partner for the general partner interest of the General Partner in all cases where the General Partner is removed (the "Amendment Proposal"); and

          3. A proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

     Upon approval of the Conversion Proposal and the Amendment Proposal, all 36,494,126 outstanding Class B Units will automatically convert into 36,494,126 Common Units. If the Conversion Proposal is approved but the Amendment Proposal is not approved, all 36,494,126 outstanding Class B Units will become convertible into 36,494,126 Common Units at the option of the holders of such Class B Units.

RECORD DATE FOR THE SPECIAL MEETING

     The Board of Directors of the General Partner has fixed the close of business on [ ], 2007 as the record date for determination of the Common Unitholders entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. Only holders of record of units at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. There were 46,397,214 Common Units and 36,494,126 Class B Units outstanding at the close of business on that date. Only Common Units, excluding those hold by ONEOK, Inc. and its affiliates, having voting rights may vote at the special meeting.

     A list of Common Unitholders entitled to vote is on file at ONEOK Partners' principal offices, ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298, and will be available for inspection by any Common Unitholder during the meeting. All of the Class B Units are held by ONEOK, Inc.

HOLDERS ENTITLED TO VOTE

     All Unitholders (other than ONEOK Inc. and its Affiliates) who owned Common Units at the close of business on the record date, [ ], 2007, are entitled to receive notice of the special meeting and to vote the Common Units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting; provided that if any person or group (other than the General Partner and its Affiliates) beneficially owns 20% or more of the Common Units, such Common Units so owned are not considered to be Outstanding and may not vote on any matter.

     ONEOK, Inc. and its Affiliates will not be entitled to vote either their Common Units or Class B Units with respect to the Conversion Proposal or the Amendment Proposal.

     Each Common Unitholder is entitled to one vote for each Common Unit owned on all matters to be considered. On December 14, 2006, there were 46,397,214 units of Common Units outstanding, held by approximately 1,042 holders of record.

QUORUM

     If a majority of Common Units issued and outstanding and entitled to vote at the special meeting is represented either in person or by proxy at the special meeting, a quorum will be present at the special meeting. Units represented in person or by proxy and for which the holder has abstained from voting will be counted as present at the special meeting for purposes of determining the presence or absence of a quorum.

     A broker who holds units in nominee or "street name" for a customer who is the beneficial owner of those units is prohibited from giving a proxy to vote those units on the matters to be considered and voted upon at the special meeting without specific instructions from such customer with respect to such matters. These so-called "broker non-votes" will be counted as present at the special meeting for purposes of determining whether a quorum exists.

VOTES REQUIRED FOR APPROVAL

     Under NYSE rules, brokers who hold Common Units in street name for customers have the authority to vote on certain "routine" proposals when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of such Common Units, brokers may elect to not vote such Common Units with respect to the approval and adoption of a proposal, known as "broker non-votes. "

     Approval of the Conversion Proposal requires the approval of a majority of the Common Units voted at the special meeting, provided that the total votes cast on the Conversion Proposal represent a majority of the Common Units entitled to vote, excluding Common Units controlled by ONEOK, Inc. and its Affiliates (including the General Partner). Assuming that the votes cast on the Conversion Proposal constitute a majority of the votes entitled to be cast, abstentions and broker non-votes will not have any effect on the Conversion Proposal since its approval requires the support of only a majority of the votes cast.

     However, approval of the Amendment Proposal requires the affirmative vote of two thirds of the Outstanding Units excluding Common Units and Class B Units controlled by ONEOK, Inc. and its Affiliates (including the General Partner). Consequently, abstentions and broker non-votes will have the same effect as votes AGAINST the proposal to approve the Amendment Proposal.

     IF YOU DO NOT VOTE YOUR COMMON UNITS, THE EFFECT WILL BE A VOTE AGAINST THE APPROVAL OF THE AMENDMENT PROPOSAL.

     THE GENERAL PARTNER RECOMMENDS YOU VOTE "FOR" APPROVAL OF THE CONVERSION PROPOSAL AND "FOR" APPROVAL OF THE AMENDMENT PROPOSAL.

     Approval of a proposal to adjourn or postpone the special meeting requires the affirmative vote of the holders of a majority of units represented in person or by proxy at the meeting and entitled to vote on the proposal. Abstentions on this matter will have the effect of negative votes.

     THE GENERAL PARTNER RECOMMENDS YOU VOTE "FOR" APPROVAL OF THE PROPOSAL TO VOTE TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

EXPECTED TIME FOR COMPLETING THE CONVERSION AND AMENDMENT

     If both the Conversion Proposal and the Amendment Proposal are approved, the Class B Units will be automatically converted into an equal number of Common Units and none of the converted Class B Units will remain outstanding.

     If only the Conversion Proposal is approved, the Class B Units will be convertible, at one time or from time to time, at the option of the holder thereof, into an equal number of Common Units.

     If both the Conversion Proposal and the Amendment Proposal are approved, the Partnership Agreement will be promptly amended by the General Partner.

PROXIES

     All Common Units represented by properly executed proxies received before or at the special meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. IF YOU EXECUTE YOUR PROXY BUT MAKE NO SPECIFICATION, YOUR PROXY WILL BE VOTED "FOR" APPROVAL OF THE CONVERSION PROPOSAL, "FOR" APPROVAL OF AND THE AMENDMENT PROPOSAL AND "FOR" APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO THE PERSONS NAMED AS PROXIES TO VOTE TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. You are urged to complete and sign the proxy card enclosed with this proxy statement and mail it promptly in the enclosed postage prepaid envelope, or to vote via the internet or telephone.

     ONEOK Partners does not expect that any other matters will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote the units represented by properly executed proxies in accordance with their judgment with respect to those matters.

     If you are a holder of record, you may revoke your proxy at any time before it is voted by:

          o delivering to D.F. King & Co., Inc. a written notice bearing a date later than the proxy stating that you would like to revoke your proxy;

          o completing, executing and delivering to D.F. King & Co., Inc. a new, later dated proxy card for the same units;

          o logging onto the internet website specified on your proxy card in the same manner you would do to submit your proxy electronically or by calling the telephone number specified on your proxy card (in each case if you are eligible to do so) and following the instructions on the proxy card to submit a later dated vote; or

          o attending the meeting and voting in person. Your attendance alone will not revoke your proxy.

     If your units are held by a bank, broker or other nominee, you will need to contact such third party for instructions to revoke your proxy.

SOLICITATION OF PROXIES

     ONEOK Partners will bear the cost of soliciting proxies for the special meeting and of printing and mailing this proxy statement. In addition to solicitation by mail, ONEOK Partners' directors, officers and other employees, without additional compensation, may solicit proxies in person, or by telephone, telecopy or other means of electronic communication. ONEOK Partners will request brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and ONEOK Partners will, upon written request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. ONEOK Partners urges Common Unitholders to mail completed proxies without delay or vote via the internet or telephone, as specified on the proxy card.

     ONEOK   Partners  has  retained  D.F.  King  &  Co.,   Inc.,  a  proxy
solicitation firm, for assistance in connection with the solicitation of proxies for the special meeting at an anticipated cost not to exceed $15,000, plus reimbursement of reasonable out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items. In addition, ONEOK Partners has agreed to indemnify D.F. King & Co., Inc. against any losses arising out of that firm's proxy soliciting services on ONEOK Partners' behalf.

ADJOURNMENT

     The special meeting may be adjourned to another date and/or place for any proper purposes (including, without limitation, for the purpose of soliciting additional proxies).

                            UNITHOLDER PROPOSALS

     Your Common Units do not entitle you to make proposals at the special meeting.

     Under applicable Delaware law and the Partnership Agreement, ONEOK Partners is not required to hold an annual meeting of Unitholders. Special meetings may be called by the General Partner or by limited partners owning 20% or more of the outstanding units of the class or classes for which a special meeting is proposed. Limited partners calling a special meeting must indicate in writing to the General Partner the general or specific purposes for which the special meeting is to be called. Any limited partner who wishes to submit a proposal for inclusion in the proxy materials for any future special meeting must submit such proposal within a reasonable time before ONEOK Partners begins to print and mail its proxy materials or it will be considered untimely.

     SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are limited partners allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of ONEOK Partners' business and affairs so as to jeopardize the limited partners' limited liability under the Delaware limited partnership act or the law of any other state in which ONEOK Partners is qualified to do business.

                             DISSENTERS' RIGHTS

     ONEOK Partners was formed under the laws of the State of Delaware. Under those laws, dissenters' rights are not available to Common Unitholders with respect to the matters to be voted on at the special meeting.

                      MARKET PRICES AND DISTRIBUTIONS

     ONEOK Partners' Common Units are listed on the NYSE under the symbol "OKS." On February 14, 2006, the last trading day before ONEOK Partners' announcement that ONEOK Partners had entered into the Business Combination, the last reported sale price per unit of Common Units on the NYSE was $43.89. The closing price of a unit of ONEOK Partners' Common Units on [ ], 2007, which was the trading day [a week] before this proxy statement was distributed to Common Unitholders, was $[ ] per unit. On [ ], 2007, there were approximately [ ] holders of record of ONEOK Partners' Common Units.

     The following table sets forth the high and low prices for ONEOK Partners' Common Units for the periods indicated, as reported by the NYSE.


                                                                HIGH                LOW
                                                                ----                ---
2005           First Quarter..........................   $      52.99         $    45.00
               Second Quarter.........................   $      51.13         $    45.21
               Third Quarter..........................   $      52.35         $    45.75
               Fourth Quarter.........................   $      48.00         $    40.60

2006           First Quarter..........................   $      49.95         $    42.00
               Second Quarter ........................   $    51.3899         $    47.50
               Third Quarter .........................   $      56.66         $    49.50
               Fourth Quarter ........................   $        [ ]         $      [ ]

     ONEOK Partners paid the following quarterly distributions on ONEOK Partners' Common Units during 2004, 2005 and 2006:


                                                           QUARTERLY
                                                           ---------
                                                         DISTRIBUTIONS
                                                         -------------
2004           First Quarter..........................   $        0.80
               Second Quarter.........................   $        0.80
               Third Quarter..........................   $        0.80
               Fourth Quarter.........................   $        0.80

2005           First Quarter..........................   $        0.80
               Second Quarter.........................   $        0.80
               Third Quarter..........................   $        0.80
               Fourth Quarter.........................   $        0.80

2006           First Quarter..........................   $        0.88
               Second Quarter ........................   $        0.95
               Third Quarter........................     $        0.97
               Fourth Quarter........................    $         [ ]

     As of [ ], 2006, the indicated annual rate of distributions per Common Unit is expected to be $[ ] per unit.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to ONEOK Partners and its parent ONEOK, Inc., regarding the beneficial ownership by certain beneficial owners, including all directors and named executive officers of ONEOK, Inc., ONEOK Partners, the General Partner and their Affiliates, and all of the named executive officers and all directors and executive officers of those beneficial owners as a group.

     With respect to ONEOK Partners, the information is presented as of [ ]. The General Partner knows of no other person beneficially owning more than 5% of ONEOK Partners' Common Units. With respect to ONEOK, Inc., the information is presented as of [ ].

     The address for all the following beneficial holders is c/o ONEOK Partners GP, L.L.C., ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298.

   TITLE OF                    NAME OF                              BENEFICIALLY           PERCENT
    CLASS                  BENEFICIAL OWNER                            OWNED               OF CLASS
 ------------  -------------------------------------------------   ----------------    ----------------
ONEOK, Inc.            [David Kyle]                                      [ ]               [*(1)]
Shares                 [James C. Kneale]                                 [ ]               [ ]
                       [Gerald B. Smith]                                 [ ]               [ ]
                       [Gary N. Petersen]                                [ ]               [ ]
                       [Gil J. Van Lunsen]                               [ ]               [ ]
                       [John R. Barker]                                  [ ]               [ ]
                       [Janet Place]                                     [ ]               [ ]
                       [William R. Cordes]                               [ ]               [ ]
                       [Paul Miller]                                     [ ]               [ ]
                       [John W. Gibson]                                  [ ]               [ ]
                       [Jerry Peters]                                    [ ]               [ ]
                       [Christopher Skoog]                               [ ]               [ ]

                       [All directors and executive officers             [ ]               [ ]
                       as a group]

-----------------
(1) * means less then 1%

                                                                                                                  % OF
   TITLE OF                    NAME OF                                BENEFICIALLY           % OF                  ALL
    CLASS                  BENEFICIAL OWNER                               OWNED              CLASS                UNITS
 ------------  -------------------------------------------------   ----------------    ----------------         -------
ONEOK                  [David Kyle]                                        [ ]                [ ]                  [ ]
Partners               [James C. Kneale]                                   [ ]                [ ]                  [ ]
Common Units           [Gerald B. Smith]                                   [ ]                [ ]                  [ ]
                       [Gary N. Petersen]                                  [ ]                [ ]                  [ ]
                       [Gil J. Van Lunsen]                                 [ ]                [ ]                  [ ]
                       [John R. Barker]                                    [ ]                [ ]                  [ ]
                       [Janet Place]                                       [ ]                [ ]                  [ ]
                       [William R. Cordes]                                 [ ]                [ ]                  [ ]
                       [Paul Miller]                                       [ ]                [ ]                  [ ]
                       [John W. Gibson]                                    [ ]                [ ]                  [ ]
                       [Jerry Peters]                                      [ ]                [ ]                  [ ]
                       [Christopher Skoog]                                 [ ]                [ ]                  [ ]
                       [All directors and executive officers
                       as a group]                                         [ ]                [ ]                  [ ]

                       [ONEOK, Inc. and Affiliates]                        [ ]                [ ]%                 [ ]%

ONEOK                  [ONEOK, Inc.]                              [36,494,126]              [100]%                 [ ]%
Partners
Class B Units


     Beneficial ownership for the purposes of the foregoing table is defined by Rule 13d-3 under the Securities Exchange Act of 1934. Under that rule, a person is generally considered to be the beneficial owner of a security if he has or shares the power to vote or direct the voting thereof or to dispose or direct the disposition thereof or has the right to acquire either of those powers within sixty (60) days.

     In considering the recommendation of ONEOK Partners regarding the Conversion Proposal and the Amendment Proposal, the Common Unitholders
should be aware that the directors and executive officers of the General Partner identified above have interests in the Conversion Proposal and the Amendment Proposal that differ from those of Common Unitholders as described elsewhere in this proxy statement. ONEOK Partners, the Partnership Policy Committee and the Audit Committee were aware of these interests and considered them, among other matters, in making their respective recommendation to approve the Conversion Proposal and the Amendment Proposal. Common Unitholders should take these benefits into account in deciding whether to vote for approval of the Conversion Proposal and the Amendment Proposal.


                    WHERE YOU CAN FIND MORE INFORMATION

     ONEOK Partners files annual, quarterly and current reports and other information with the SEC. The annual reports include ONEOK Partners' audited financial statements and the quarterly reports include ONEOK Partners' unaudited financial statements. You may read and copy any reports, statements or other information that ONEOK Partners file at the SEC's public reference room, which is located at 100 F. Street N.E., Washington, D.C. 20549. Common Unitholders may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such materials are also available from the public reference section of the SEC at 100 F. Street N.E., Washington, D.C. 20549 at prescribed rates. Copies of such materials may also be accessed through the SEC's internet web site at http://www.sec.gov. You may also request a copy of ONEOK Partners' filings by contacting the Secretary of the General Partner at ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298.
ONEOK Partners' filings are also available on its website at http://www.oneokpartners.com.

     You should rely only on the information contained in this proxy statement to vote your Common Units at the special meeting. Neither ONEOK Partners, ONEOK, Inc. nor the General Partner has authorized anyone to provide you with information that is different from what is contained in this proxy statement.

     This proxy statement is dated [ ], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date (except as otherwise expressly provided in this proxy statement), and mailing of this proxy statement to Common Unitholders will not create any implication to the contrary.

     All information contained in this proxy statement relating to ONEOK, Inc. and the General Partner has been provided by the General Partner.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by ONEOK Partners, L.P. with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this proxy statement by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 7, 2006;

          (b) Quarterly Reports on Form 10-Q dated May 4, 2006, August 4, 2006 and November 3, 2006;

          (c) Current Reports on Form 8-K that relate to the Business Combination dated February 15, 2006, February 21, 2006, March 31, 2006, May 18, 2006, May 23, 2006 and September 19,
               2006; and

          (d) The description of the Common Units in Amendment No.2 to ONEOK Partners' registration statement on Form 8-A (File No. 001-12202) filed pursuant to the Exchange Act on September 19, 2006 and any amendments or reports filed to update the description.

     All documents filed by ONEOK Partners, L.P. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the special meeting will be deemed to be incorporated by reference in this proxy statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

     This proxy statement incorporates by reference certain documents concerning ONEOK Partners that are not presented in this proxy statement or delivered with this proxy statement. ONEOK Partners undertakes to provide copies of such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference), without charge and by first class mail or other equally prompt means within one business day of receipt of such request, to any person, including any beneficial owner of Common Units, to whom this proxy statement is delivered, upon written or oral request to ONEOK Partners, L.P. by contacting the Secretary of the General Partner at ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298, (918) 588-7000. In order to ensure delivery of documents prior to the special meeting, requests should be received by [ ], 2007.

                                                                  ANNEX A

                              AMENDMENT NO. 1

                                     TO

        THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                     OF

                            ONEOK PARTNERS, L.P.

     This Amendment (this "Amendment") to the Third Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P., a Delaware limited partnership (the "ONEOK Partnership"), dated as of September 15, 2006 (the "Partnership Agreement"), is entered into effective as of [ ] by ONEOK Partners GP, L.L.C., a Delaware corporation ("General Partner"), as the general partner of the ONEOK Partnership, on behalf of itself and the limited partners of the ONEOK Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

                                  RECITALS

     WHEREAS, this Amendment has been approved by the requisite vote of the Unitholders of the ONEOK Partnership;

     NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

     SECTION 1. Amendment to Partnership Agreement.
                ----------------------------------

          (a) The definition "Hypothetical Equity Value" in Article II of the Partnership Agreement is hereby deleted in its entirety.

          (b) Section 13.2 of the Partnership Agreement is hereby amended to read in its entirety as follows:

               "SECTION 13.2. Removal of the General Partner.

               The General Partner may be removed if such removal is approved by the Unitholders holding at least 66(2)/3% of the Outstanding Units (including for purposes of such determination Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such Unitholders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class (including for purposes of such determination Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the Intermediate Partnership and any other Group Members of which the General Partner is a general partner or managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 13.2, such Person shall, upon admission pursuant to Article XII, automatically become a successor general partner or managing member, to the extent applicable, of the Intermediate Partnership and any other Group Members of which the General Partner is a general partner of a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 13.2 shall be subject to the provisions of Section 12.3."

          (c) The second paragraph of Section 13.3(a) of the Partnership Agreement is hereby amended to read in its entirety as follows:

               "For purposes of this Section 13.3(a), the fair market value of the Departing General Partner's Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner's successor shall designate an independent investment banking firm or other independent expert, and the two so designated firms or experts shall designate a third independent investment banking firm or other independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership's assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant."

          (d) Section 13.3(b) of the Partnership Agreement is hereby amended to read in its entirety as follows:

               "If the Combined Interest of a Departing General Partner is not acquired in the manner set forth in Section 13.3(a), the Departing General Partner shall become a Limited Partner and the Combined Interest shall be converted into Common Units based on the fair market value of such Combined Interest as calculated pursuant to Section 13.3(a) and the Current Market Price of the Common Units as of the effective date of the departure of such Departing General Partner. Any successor General Partner shall indemnify the Departing
               General  Partner  as to all  debts  and  liabilities  of the
               Partnership arising on or after the date on which the Departing General Partner becomes a Limited Partner. For purposes of this Agreement, conversion of a General Partner's Percentage Interest to Common Units will be characterized as if such General Partner contributed its General Partner Percentage Interest to the Partnership in exchange for the newly-issued Common Units."

     SECTION 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement will remain in full force and effect.

     SECTION 3. Governing Law. This Amendment will be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     SECTION 4. Counterparts. This Amendment may be executed in counterparts, all of which together will constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                  GENERAL PARTNER:

                                  ONEOK Partners GP, L.L.C.

                                  By:

                                  ------------------------
                                  Name: John W. Gibson
                                  Title: President and Chief Executive Officer


                                  LIMITED PARTNERS:

                                  All limited partners now and hereafter admitted as limited partners of the ONEOK Partners, L.P., pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the Authorized Officer.

                                  AUTHORIZED OFFICER:

                                  By:

                                  --------------------------
                                  Name:  John W. Gibson
                                  Title: President and Chief Executive Officer

                                  As   attorney-in-fact   for  all  limited
                                  partners   pursuant   to  the  Powers  of
                                  Attorney granted pursuant to Section 1.4 of the Partnership Agreement.

                                                                        ANNEX B


                              LEHMAN BROTHERS

                                                              February 14, 2006


Audit Committee
Northern Border Partners, L.P.
13710 FNB Parkway
Omaha, Nebraska 68154-5200


Members of the Audit Committee:

     We understand that Northern Border Partners, L.P. ("Northern Border" or the "Partnership") intends to enter into transactions with ONEOK, Inc. and its subsidiaries ("ONEOK") and TC PipeLines LP ("TC PipeLines") pursuant to which Northern Border will (i) purchase certain interests in natural gas gathering, processing, fractionating, pipelines, storage and natural gas liquids assets from ONEOK (the "ONEOK Assets") for $3,000.0 million (the "ONEOK Consideration"), consisting of (a) $1,350.0 million of cash, (b) Class B Units of Northern Border valued at $1,617.0 million and
(c) an equity contribution by Northern Border's general partner valued at $33.0 million (the "Asset Acquisition") and (ii) sell a 20% general partner interest in Northern Border Pipeline Company ("NBPL") to TC PipeLines for $300.0 million of cash plus the pro rata debt allocation of $120.0 million (the "NBPL Consideration") (the "Partnership Interest Sale" and together with the Asset Acquisition, the "Proposed Transactions"). For the purposes of the opinion set forth below, the ONEOK Consideration paid in the Asset Acquisition minus the NBPL Consideration received in the Partnership Interest Sale equals the "Net Consideration." The terms and conditions of the Proposed Transactions are set forth in more detail in (i) the Contribution Agreement by and between ONEOK and Northern Border dated as of February 14, 2006, (ii) the Purchase and Sale Agreement by and between ONEOK and Northern Border dated as of February 14, 2006 and (iii) the Partnership Interest Purchase and Sale Agreement by and between Northern Border Intermediate Limited Partnership and TC Pipelines Intermediate Limited Partnership dated as of December 31, 2005 (collectively the "Agreements"). In addition, we further understand that two transactions will occur concurrently with the Proposed Transactions pursuant to which ONEOK will (i) purchase a 0.35% general partner interest in Northern Border from TransCanada Pipelines Limited and (ii) transfer the operatorship of NBPL to TransCanada Corporation effective April 1, 2007 (collectively, the "Additional Transactions"). The consummation of the Proposed Transactions and the Additional Transactions are conditioned upon each other, therefore, should one of the Additional Transactions fail to close, the Proposed Transactions will not be consummated. Our fairness opinion relates solely to the Proposed Transactions and we have neither analyzed nor addressed the Additional Transactions. In addition, our fairness opinion relates solely to the Net Consideration and not to each of the separate components of the Proposed Transactions.

     We have been requested by the Audit Committee of Northern Border (the "Audit Committee") to render our opinion with respect to the fairness, from a financial point of view, to Northern Border of the Net Consideration to be paid by Northern Border in the Proposed Transactions. We have not been requested to opine as to, and our opinion does not in any manner address,
(i) Northern Border's underlying business decision to proceed with or effect the Proposed Transactions (ii) the Additional Transactions including the fairness of the consideration paid in such transactions, or (iii) the likelihood of the consummation of the Proposed Transactions.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreements and the specific terms of the Proposed Transactions, (2) publicly available information concerning Northern Border, ONEOK, TC PipeLines and NBPL that we believe to be relevant to our analysis, including the Annual Reports on Form 10-K for the fiscal year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 for each of Northern Border, ONEOK, TC PipeLines and NBPL, respectively, (3) financial and operating information with respect to the business, operations and prospects of Northern Border, the ONEOK Assets and NBPL furnished to us by Northern Border, including financial projections of each of Northern Border, the ONEOK Assets and NBPL prepared by management of Northern Border (the "Management Projections"), (4) the trading history of Northern Border's common units from September 1993 to the present, (5) a comparison of the historical financial results and present financial condition of each of Northern Border, the ONEOK Assets, and NBPL with those of other companies that we deemed relevant, (6) a comparison of the financial terms of the Proposed Transactions with the financial terms of certain other transactions that we deemed relevant, (7) the potential pro forma impact of the Proposed Transactions on the current financial condition and the future financial performance of the Partnership, and (8) commodity price assumptions used by the management of Northern Border and current commodity prices and the outlook for future commodity prices as of the date of this opinion. In addition, we have had discussions with the managements of each of Northern Border, ONEOK and NBPL concerning the business, operations, assets, financial condition and prospects of each of Northern Border, the ONEOK Assets and NBPL and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial, operational and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the management of Northern Border that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections for Northern Border, the ONEOK Assets, and NBPL, upon advice of Northern Border we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management team of Northern Border as to the future financial performance of Northern Border, the ONEOK Assets, and NBPL. However, for purposes of our analysis, we also have considered different commodity price outlooks that resulted in certain adjustments to the projections of the ONEOK Assets. We have discussed these adjusted projections with the management of the Partnership, and they have agreed with the appropriateness of the use of such adjusted projections, as well as Management's Projections, in performing our analysis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Northern Border, ONEOK or NBPL and have not made or obtained any evaluations or appraisals of the assets or liabilities of Northern Border, ONEOK or NBPL. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Net Consideration to be paid by Northern Border in the Proposed Transactions is fair to Northern Border.

     We have acted as financial advisor to the Audit Committee in connection with the Proposed Transactions and will receive a fixed fee for our services in rendering this opinion. Northern Border has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for Northern Border in the past (including acting as co-manager in connection with three equity offerings for Northern Border and as co-manager in connection with a bond offering for NBPL) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of Northern Border ONEOK and TC PipeLines for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is solely for the use and benefit of the Audit Committee and the Partnership Policy Committee of Northern Border and shall not be disclosed publicly or made available to, or relied upon by, any third party without our prior approval.


                                  Very truly yours,


                                  LEHMAN BROTHERS


                                  By: /S/ Gary J. Posternack
                                      ----------------------
                                      Gary J. Posternack
                                      Managing Director

                                                                        ANNEX C

                         CONSENT OF LEHMAN BROTHERS
                         --------------------------


     We hereby consent to the use of our opinion letter dated February 14, 2006 to the Audit Committee of Northern Borders Partners, L.P., which is now named ONEOK Partners, L.P., ("ONEOK Partners") attached as Appendix B to the ONEOK Partners' Proxy Statement dated ______________, 2007 (the "Proxy Statement") and to the references to our firm in the Letter to ONEOK Partners Common Unitholders dated ______________, 2007 and the Proxy Statement under the headings "QUESTIONS AND ANSWERS ABOUT THE CONVERSION PROPOSAL AND AMENDMENT PROPOSAL - How does the General Partners' Board of Directors recommend I vote?" and "THE BUSINESS COMBINATION - Background of the Business Combination." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.
                                  LEHMAN BROTHERS INC.

                                  By:
                                     ----------------------------------


New York, New York
____________, 2007

                         PRELIMINARY FORM OF PROXY

                            ONEOK PARTNERS, L.P.

                   SPECIAL MEETING OF COMMON UNITHOLDERS

                                 [ ], 2007

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                         ONEOK PARTNERS GP, L.L.C.

     The undersigned hereby appoints David Kyle and John R. Barker, and any one or more of them with full power of substitution, as a Proxy or Proxies to vote, as designated on the reverse side, all the Common Units of ONEOK Partners the undersigned is entitled to vote on the record date for the special meeting of Common Unitholders of ONEOK Partners to be held on [ ], 2007, or any adjournments or postponements thereof, on all matters that may properly come before the special meeting. This proxy revokes all prior proxies given by the undersigned.

     IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE. If any other business is properly presented at the meeting, this proxy will be voted by the above named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
               PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

         YOUR VOTE IS IMPORTANT. BY RETURNING YOUR PROXY PROMPTLY,
      YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS
         AND HELP ONEOK PARTNERS, L.P. AVOID ADDITIONAL EXPENSES.

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                  SPECIAL MEETING OF COMMON UNITHOLDERS OF

                            ONEOK PARTNERS, L.P.

                                 [ ], 2007


BY MAIL:                                     BY TELEPHONE                              THROUGH THE INTERNET
Mark, sign and date your proxy card          Call toll-free 1-800-992-2758 on          Access website at
and return it in the enclosed envelope       any touch-tone telephone to               https://www.dfking.com/oneok
to:                                          authorize the voting of your units.       to authorize the voting of your
D.F. King & Co., Inc.                        You may call 24 hours a day, 7 days       units. You may access the site 24
48 Wall Street                               a week. You will be prompted to           hours a day, 7 days a week. You will
New York, NY 10005                           follow simple instructions.               be prompted to follow simple
                                                                                       instructions.


              PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.

THE BOARD OF DIRECTORS OF ONEOK PARTNERS GP, L.L.C., THE GENERAL PARTNER OF ONEOK PARTNERS, UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3 BELOW.

     1. A  proposal  to approve a change in the terms of the       For      Against     Abstain
     Class B Units of ONEOK  Partners,  L.P.  to provide for
     the  conversion of all  outstanding  Class B Units into
     the same number of Common Units of ONEOK Partners, L.P.
     and the  issuance of  additional  Common  Units in such
     amount   upon   such   conversion   (the    "Conversion
     Proposal");

     2.  A  proposal  to  amend  the  existing   Partnership       For      Against     Abstain
     Agreement  of  ONEOK  Partners,  L.P.,  in  the  manner
     specifically  set  forth  in  Amendment  No.  1 to  the
     Partnership   Agreement   (which  is   annexed  to  the
     accompanying proxy statement as Annex A), to (a) permit
     the  General  Partner  and its  affiliates  to vote the
     limited   partnership   interests   held   by  them  in
     connection  with any  future  proposal  to  remove  the
     General  Partner  and (b) to provide for the payment of
     fair  market  value  to the  General  Partner  for  the
     general partner  interest of the General Partner in all
     cases  where  the  General   Partner  is  removed  (the
     "Amendment Proposal"); and

     3. A proposal to adjourn the special meeting to a later       For      Against     Abstain
     date, if necessary,  to solicit  additional  proxies if
     there  are  not  sufficient   votes  in  favor  of  the
     foregoing proposals.

     Should the undersigned be present and elect to vote at the special meeting or any postponement or adjournment thereof and after notification to the Secretary of the General Partner at the special meeting of the Common
     Unitholder's decision to terminate this proxy, then the power of such proxy will be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the General Partner at the address set forth on the Notice of Special Meeting of Common Unitholders, by filing of a later-dated proxy to vote on the proposals at the special meeting, or by logging onto the internet website specified above or by calling the telephone number specified above.

     Please complete, date and sign this proxy and return it promptly in the enclosed postage-paid envelope.


Signature of Unitholder                   Date        Signature of Unitholder                    Date
                       ----------------                                       ----------------

NOTE: Please sign exactly as your name or names appear on this proxy card. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.